   [LOGO]
--------------------------------------------------------------------------------
Ecolab Inc.
370 Wabasha Street N.
St. Paul, MN 55102-1390
651-293-2233

                                                                  March 31, 1999

DEAR FELLOW STOCKHOLDER:

You are cordially invited to join us for our Annual Meeting of Stockholders, to be held this year at 10:00 a.m. on Friday, May 14, 1999, at the McKnight Theatre in the Ordway Music Theatre, 345 Washington Street, St. Paul, Minnesota 55102. The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. We urge you to read both carefully.

We hope you plan to attend the meeting. However, if you will not be able to join us, we encourage you to exercise your right as a stockholder and vote. Please sign, date and promptly return the accompanying proxy card, or make use of either our telephone or Internet voting services.

Sincerely,

/s/ ALLAN L. SCHUMAN                      /s/ MICHAEL E. SHANNON
Allan L. Schuman                          Michael E. Shannon
President and Chief Executive Officer     Chairman of the Board

        YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE
              ACCOMPANYING PROXY, OR USE THE TELEPHONE
                              OR INTERNET VOTING SYSTEMS.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1999

TO THE STOCKHOLDERS OF ECOLAB INC.:

The Annual Meeting of Stockholders of Ecolab Inc. will be held on Friday, May 14, 1999, at 10:00 a.m. at the McKnight Theatre in the Ordway Music Theatre, 345 Washington Street, St. Paul, Minnesota 55102, for the following purposes (which are more fully explained in the Proxy Statement):

    (1) To elect five Class I Directors to a term to end at the third subsequent annual meeting.

    (2) To amend and restate the Company's 1997 Stock Incentive Plan.

    (3) To adopt the Company's Management Performance Incentive Plan.

    (4) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the current year ending December 31, 1999.

    (5) To transact such other business as may properly come before the meeting and any adjournment thereof.

The Board of Directors has fixed the close of business on March 16, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

Whether or not you plan to attend the meeting, please complete and return the accompanying proxy in the enclosed envelope. Or, you may vote by telephone or Internet. If you attend the meeting, you may vote your shares in person even though you have previously returned your proxy by mail, telephone or the Internet.

                                          By Order of the Board of Directors

                                          KENNETH A. IVERSON,
                                          Vice President and Secretary

March 31, 1999

                                  ECOLAB INC.
                370 N. Wabasha Street, St. Paul, Minnesota 55102

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 14, 1999

This Proxy Statement, which is first being mailed to stockholders on or about March 31, 1999, is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Ecolab Inc., a Delaware corporation (hereinafter called the "Company"), from holders of Common Stock of the Company, to be voted at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, May 14, 1999, and at any adjournment thereof.

Holders of Common Stock of record at the close of business on March 16, 1999 will be entitled to vote at the meeting and any adjournment thereof. At that time, the Company had outstanding and entitled to vote 129,597,754 shares of Common Stock. Each of such shares is entitled to one vote on each matter presented at the meeting. The presence at the meeting, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote, is required for a quorum for the transaction of business. Shares represented by a proxy with instructions to abstain and any shares represented by a limited proxy (i.e., a broker non-vote) will be counted in determining whether a quorum is present.

If the stockholder is a participant in the Company's Dividend Reinvestment Plan or a participant in the Company's Employee Stock Purchase Plan, the proxy represents the number of shares held on account of the participant in those plans as well as shares held of record by the participant. With respect to participants and beneficiaries of the Company's defined contribution 401(k) Savings Plan, the proxy also serves as the voting instruction card to the plan trustee and represents the stockholder's proportional interest in shares of Common Stock beneficially held by the trustee.

Stockholders described in the two immediately preceding paragraphs may vote (or in the case of participants and beneficiaries of the Company's defined contribution 401(k) Savings Plan, instruct the trustee) by telephone or the Internet using the instructions indicated on the proxy card.

Proxies in proper form received by the time of the meeting will be voted as specified. A stockholder giving a proxy may revoke it at any time before it is exercised by submitting a written revocation to the Secretary of the Company, submitting a subsequently dated proxy, voting by telephone or Internet at a later time, or by attending the meeting and voting in person.

The Company will bear the cost of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks or other nominees for forwarding proxy material to beneficial owners. In addition to solicitation by mail, proxies may be solicited by telephone, the Internet or personally. The Company has retained Georgeson & Company Inc., Wall Street Plaza, New York, NY 10005, to aid in the solicitation of proxies for a fee of $8,000 plus expenses. Proxies may also be solicited by certain directors, officers and employees of the Company without extra compensation.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as to entities which have reported to the Securities and Exchange Commission ("SEC") or have advised the Company that they are a "beneficial owner," as defined by the SEC rules and regulations, of more than 5% of the Company's outstanding Common Stock.

                                           AMOUNT AND
                                            NATURE OF
                  NAME AND ADDRESS         BENEFICIAL     PERCENT OF
 CLASS          OF BENEFICIAL OWNER         OWNERSHIP      CLASS(1)
 Common     Henkel KGaA                    16,575,512(2)       12.8%
            Henkelstrasse 67
            Postfach 1100
            40191 Dusseldorf 13
            Germany
 Common     HC Investments, Inc.           14,666,664(3)       11.3%
            1105 North Market Street
            Suite 1300
            Wilmington, DE 19899

(1) The percent of class is based on the number of voting shares outstanding as of March 16, 1999.

(2) Henkel KGaA is a partnership limited by shares organized under the laws of Germany. The Company understands that the majority of the voting stock of Henkel KGaA is controlled by members of the Henkel family. Voting shares of the Company beneficially owned by Henkel KGaA are subject to an agreement containing certain restrictions pertaining to, among other things, maximum shareholding, transfer and voting rights. For a description of the agreement, see the information found at page 22 hereof under the heading "Stockholder Agreement."

(3) HC Investments, Inc., a Delaware corporation, is an indirect, wholly-owned subsidiary of Henkel KGaA. Voting shares of the Company beneficially owned by HC Investments, Inc. are bound by the terms of the agreement between the Company and Henkel KGaA, as described at page 22 hereof.

                        SECURITY OWNERSHIP OF MANAGEMENT

In general, "beneficial ownership" includes those shares of Common Stock which a director or officer has the power to vote or transfer, as well as stock options that are exercisable currently or within 60 days of March 5, 1999. On March 5, 1999, the executive officers and directors of the Company owned, in the aggregate, 3,292,949 shares of Common Stock which is approximately 2.5% of shares outstanding. (As required by SEC disclosure rules, "shares outstanding" for this purpose includes options exercisable within 60 days.) The detail of beneficial ownership is set forth in the following table. No individual executive officer or director beneficially owned in excess of 1% of the outstanding stock.

Non-employee directors also have interests in stock units under the Company's 1997 Non-Employee Director Deferred Compensation Plan which was approved by the Stockholders in May 1997. The stock units are Common Stock equivalents. The stock units are credited to a deferred stock unit account and will be paid in the form of Common Stock when a director leaves the Board. Although the stock units may not be voted or transferred, they are shown in the table below because they represent part of the total economic interest of the directors in Company stock.

                                                    AMOUNT AND NATURE OF         STOCK
          NAME OF BENEFICIAL OWNER                  BENEFICIAL OWNERSHIP         UNITS       TOTAL
           Allan L. Schuman                          1,166,123(1)(2)                  0    1,166,123
           Michael E. Shannon                          777,888(1)(2)(3)               0      777,888
           James L. McCarty                            122,712(1)(2)                  0      122,712
           Richard L. Marcantonio                       39,323(1)(2)                  0       39,323
           John P. Spooner                             142,376(1)(2)                  0      142,376
           Leslie S. Biller                             10,000                    2,384       12,384
           Ruth S. Block                                32,443(2)                 9,865       42,308
           Jerry A. Grundhofer                           2,600                        0        2,600
           James J. Howard                              29,112(2)                 6,108       35,220
           William L. Jews                                   0                        0            0
           Joel W. Johnson                               9,158(2)                 3,661       12,819
           Jerry W. Levin                               24,832(2)                 4,581       29,413
           Reuben F. Richards                           33,912(2)                10,691       44,603
           Richard L. Schall                            37,912(2)                16,496       54,408
           Roland Schulz                                27,508(2)                 3,682       31,190
           Hugo Uyterhoeven                             23,194(2)                 5,498       28,692
           Albrecht Woeste                              28,519(2)                 4,988       33,507
           Current Directors and Executive
           Officers as a Group (23 persons)          3,292,949(4)

(1) Includes the following shares held by officers in the Ecolab Savings Plan as of the last Plan report: Mr. Schuman, 11,518; Mr. Shannon, 35,632; Mr. McCarty, 41,365; Mr. Marcantonio, 431; and Mr. Spooner, 1,488.

(2) Includes the following shares which could be purchased under Company-granted stock options within 60 days from March 5, 1999: Mr. Schuman, 884,100; Mr. Shannon, 506,170; Mr. McCarty, 58,572; Mr.
    Marcantonio, 33,850; Mr. Spooner, 119,500; Ms. Block, 18,400; Mr. Howard, 18,400; Mr. Johnson, 8,000; Mr. Levin, 15,200; Mr. Richards, 15,200; Mr.
    Schall, 20,000; Mr. Schulz, 13,600; Mr. Uyterhoeven, 16,800; and Mr. Woeste, 16,800.

(3)  Includes 58,868 shares held by Mr. Shannon's wife.

(4) Includes 60,068 shares held by or on behalf of family members of directors and executive officers, 146,088 shares held for executive officers in Company-sponsored employee benefit plans as of the last plan reports, 2,189,608 shares to which these persons have the right to acquire beneficial ownership within 60 days of March 5, 1999, by the exercise of Company-granted stock options and 122,940 shares held by executive officers under Company-granted restricted stock awards which are subject to events of forfeiture.

                             ELECTION OF DIRECTORS

The business and affairs of the Company are managed under the overall direction of the Board of Directors. To assist it in carrying out its duties, the Board has delegated certain authority to four standing committees: Audit, Compensation, Finance and Governance.

There were four meetings of the Board of Directors during the year ended December 31, 1998. Except for Messrs. Richards and Woeste, each director attended at least 75% of Board and Committee meetings. Overall attendance at Board and Committee meetings was 85%.

The Audit Committee, currently comprised of Messrs. Howard, Jews, Richards, Schall (Chairman), Uyterhoeven and Woeste, met four times during the past year. The Committee, which is comprised entirely of independent directors, assists the Board of Directors in overseeing management's discharge of its duties for the preparation of interim and annual financial statements and for maintaining financial control of operations. Principal responsibilities include (a) oversight of the accuracy of public financial reports, including review of the plan and scope of the annual audit, the results of the audit and the independence of the independent accountants,
(b) providing oversight assurance that the Company has an effective system of internal controls and (c) providing oversight assurance that the Company has effective controls against employee conflict of interest and fraud and reasonably complies with related laws. The Committee also recommends to the Board of Directors with regard to the retention of the Company's independent accountants. In addition, the Committee assists the Board of Directors in overseeing the accounting controls and policies and reporting practices of the Henkel-Ecolab Joint Venture, an entity described at page 21 hereof under the heading "Certain Transactions" and whose financial statements are filed as a part of the Company's Annual Report on Form 10-K. The Committee meets regularly with the Company's management and internal auditors, and with the Company's independent accountants.

The Compensation Committee, currently comprised of Ms. Block and Messrs. Biller (Chairman), Grundhofer, Johnson and Levin, met four times during the past year. The Committee is comprised entirely of independent directors. The principal functions of this Committee are to review and approve (a) the Company's overall compensation policy and executive salary plan, (b) the base salary of the five most highly compensated and certain other executive officers, and (c) the design, amendment, establishment and termination of the Company's employee benefit plans and related trusts. The Committee also administers the Company's stock and cash-based incentive plans for executives, and makes recommendations to the Board with respect to (a) the base salary and other compensation of officers of the Company who also serve as directors, and (b) the design and establishment of long-term executive compensation and executive benefit plans. To assist the Committee in the design and review of executive compensation programs, the Board has selected and retained an independent compensation consultant who reports directly to the Committee. A report by the Committee on executive compensation is located on pages 12 through 15 hereof.

The Finance Committee, currently comprised of Ms. Block and Messrs. Jews, Richards (Chairman), Schall, Schulz, Shannon and Uyterhoeven, met four times during the past year. The principal functions of this Committee are to review and make recommendations to the Board concerning (a) the financial condition, financial policies and standards, and long-range financial objectives of the Company, (b) the Company's financing requirements, including the evaluation of management's proposals concerning funding vehicles to meet such requirements,
(c) debt limits, (d) dividends, (e) the Company's capital expenditures budget,
(f) adequacy of insurance coverage and (g) the financial structure and policies of the Henkel-Ecolab Joint Venture with particular attention to their impact on the financial condition of the Company. The Committee also evaluates acquisitions and divestitures of businesses from a financial standpoint. The Committee oversees a management committee which is charged with monitoring the performance of trust assets held in the Company's benefit plans.

The Governance Committee, currently comprised of Messrs. Biller, Grundhofer, Howard (Chairman), Johnson, Levin, Schuman, and Woeste, met three times during the past year. The Governance Committee (a) reviews and recommends to the Board policies for the composition of the Board, (b) identifies, interviews, evaluates and recommends to the Board prospective director nominees, (c) reviews and makes recommendations to the Board with regard to compensation for Board service, (d) reviews and recommends to the Board changes in the Company's Certificate of Incorporation and By-Laws, (e) reviews and recommends to the Board with respect to Board organization, management succession and corporate governance issues, social responsibility and the Company's environmental practices, (f) leads the Board's Chief Executive Officer evaluation and Board effectiveness review processes, and (g) undertakes projects which do not fall within the jurisdiction of other committees of the Board. Recommendations by stockholders of potential director nominees may be directed to the Governance Committee in care of the Secretary of the Company, at the Company address located at the top of page 1.

Under the Company's Restated Certificate of Incorporation, the number of directors is determined exclusively by the Board. Currently, the Board has fixed the number of directors at 14.

Pursuant to the agreement between the Company and Henkel KGaA described at page 22 hereof under the heading "Stockholder Agreement," Henkel is entitled to designate a number of persons to be nominated for election to the Company's Board of Directors proportionate to Henkel's shareholding in the Company rounded to the nearest whole number. As of March 16, 1999, Henkel beneficially owned approximately 24.1% of the Company's outstanding Common Stock and was accordingly entitled to designate three directors. Messrs. Roland Schulz, Hugo Uyterhoeven and Albrecht Woeste have been appointed or elected to the Board pursuant to designation by Henkel.

The Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the terms of office of each class ending in successive years.

The term of Class I Directors expires with this Annual Meeting of Stockholders. Messrs. Howard, Levin, Richards, Schall and Schulz are the nominees for election to the Board as Class I Directors and all have previously served as directors of the Company. Class I Directors being elected at the current Annual Meeting will serve until the 2002 Annual Meeting expected to be held in the Spring of 2002, or until their successors have been duly elected and qualified. The directors of Class II and Class III will continue in office.

The Board of Directors has no reason to believe that any of the named nominees is not available or will not serve if elected. However, pursuant to the Board of Directors' policy, a director who becomes 70 years of age must resign at the next Annual Meeting following such event. Messrs. Richards and Schall will become 70 prior to next year's Annual Meeting and will be required to resign effective no later than May 2000, at which time the Board of Directors, pursuant to the Company's Restated Certificate of Incorporation, may fill one or both of the vacancies or may reduce the size of the Board for any vacancy not so filled.

The directors shall be elected by a plurality of the votes cast. The five director nominees receiving the highest vote totals will be elected. Shares represented by proxies which contain instructions to "withhold" voting authority on one or more nominees will not affect the election of nominees receiving a plurality of the votes cast. It is intended that proxies solicited by the Board of Directors will (unless otherwise directed) be voted for the election of the five nominees named in this Proxy Statement. If, for any reason, any nominee becomes unavailable for election, the proxies solicited by the Board of Directors will be voted for such substituted nominee as is selected by the Board of Directors, or the Board of Directors, at its option, may reduce the number of directors to constitute the entire Board.

The following information with regard to business experience has been furnished by the respective directors or nominees or obtained from the records of the Company.

--------------------------------------------------------------------------------

            NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS--CLASS I
                            (FOR A TERM ENDING 2002)

--------------------------------------------------------------------------------

                  JAMES J. HOWARD, age 63.
    [PHOTO] Chairman of the Board, President and Chief Executive Officer of Northern States Power Company ("NSP"), an operating public utility primarily engaged in the generation, transmission and distribution of electricity and the distribution of natural gas to 1.8 million customers in the Upper Midwest. NSP, through non-regulated subsidiaries (NRG Energy, Inc., which operates and has interests in independent, non-regulated power and energy businesses worldwide; and Energy Masters International, Inc., which markets gas, electricity and energy-related services nationwide) also conducts operations nationally and internationally. Director of Ecolab since 1991. Chairman of the Governance Committee and member of the Audit Committee.
                  After holding various positions with affiliates of the Bell Companies, in 1983 became President and Chief Operating Officer of Ameritech, the Chicago- based holding company for the Bell companies serving that region. Joined NSP as President and Chief Executive Officer in February 1987, and became Chairman of the Board in March 1988. Relinquished the position of President from July 1990 through November 1994. Director of Honeywell Inc., NSP, ReliaStar Financial Corp., the Federal Reserve Bank of Minneapolis and Walgreen Company.

--------------------------------------------------------------------------------

                  JERRY W. LEVIN, age 54.
    [PHOTO] President and Chief Executive Officer of Sunbeam Corporation, a household consumer products company. Executive Vice President of MacAndrews & Forbes Holdings, Inc. Director of Ecolab since 1992. Member of the Compensation Committee and Governance Committee.
                  Served in a number of senior executive positions with The Pillsbury Company from 1974 through 1989. In 1989, joined MacAndrews & Forbes Holdings, Inc. which controls Revlon, Inc. and The Coleman Company, among other companies. From 1989 to 1991, Mr. Levin was Chairman of The Coleman Company, Inc. Served as President of Revlon, Inc. from 1991 to 1992 and as Chief Executive Officer of Revlon, Inc. and Revlon Consumer Products Corporation from 1992 until January 1997. In February 1997, Mr. Levin was appointed Chairman and Chief Executive Officer of The Coleman Company, Inc. and Chairman of Revlon, Inc. and The Cosmetic Center, Inc. He took his present position with Sunbeam Corporation in June 1998. Director of The Coleman Company, Inc., Meridian Inc., Revlon, Inc., Sunbeam Corporation and U.S. Bancorp.

--------------------------------------------------------------------------------

                  REUBEN F. RICHARDS, age 69.
    [PHOTO] Retired Chairman of the Board of Terra Industries Inc., an agribusiness. Director of Ecolab since 1983. Chairman of the Finance Committee and member of the Audit Committee.
                  Chairman of the Board of Terra Industries Inc. from 1982 to 1996 where he held the additional positions of Chief Executive Officer from 1982 to 1991 and President from 1983 to 1991. Chairman of the Board of Engelhard Corporation from 1985 to 1994 and held positions as President and CEO and/or Chairman of the Board of Minorco (U.S.A.) Inc. from 1990 to 1996. Director of Potlatch Corporation, Santa Fe Energy Resources, Inc., Engelhard Corporation and Grupo Financiero Banorte.

--------------------------------------------------------------------------------

                  RICHARD L. SCHALL, age 69.
    [PHOTO] Consultant since 1985. Retired Vice Chairman of the Board and Chief Administrative Officer of Dayton Hudson Corporation, a national retailer. Director of Ecolab since 1978. Chairman of the Audit Committee and member of the Finance Committee. Joined Dayton Hudson in 1972 as Vice President and Controller. Retired in 1985 as Chief Administrative Officer and Vice Chairman of the Board, a position he had held since 1977. Director of Medtronic, Inc. and U.S. Bancorp.

--------------------------------------------------------------------------------

                  ROLAND SCHULZ, age 57.
    [PHOTO] Executive Vice President in charge of Human Resources and member of the Executive Board of Henkel KGaA, Dusseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives. Director of Ecolab since August 1993. Appointed to the Board pursuant to an understanding between the Company and Henkel (see information found at page 5 hereof under the heading "Election of Directors"). Member of the Finance Committee.
                  Joined Henkel in 1972 and held various operational and marketing executive positions in the Henkel organization. Appointed Vice President of Henkel KGaA in charge of personnel in 1990. In 1991, named Executive Vice President and became a member of the Henkel KGaA Executive Board. Director of Gothaer Lebensversicherung AG, Goettingen (Life Insurance).

--------------------------------------------------------------------------------

          MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE--CLASS II
                            (FOR A TERM ENDING 2000)

--------------------------------------------------------------------------------

                  LESLIE S. BILLER, age 51.
    [PHOTO] Chief Operating Officer and Vice Chairman of Wells Fargo & Company, a diversified financial services company. Director of Ecolab since 1997. Chairman of the Compensation Committee and member of the Governance Committee.
                  After holding various positions with Citicorp and Bank of America, joined Norwest Corporation in 1987 as Executive Vice President in charge of strategic planning and acquisitions for Norwest Banking. Appointed Executive Vice President in charge of South Central Community Banking in 1990. Mr. Biller served as President and Chief Operating Officer of Norwest Corporation from February 1997 until its merger with Wells Fargo in November 1998, when he assumed his current position. Director of Wells Fargo, Visa U.S.A., Inc., Visa International and the Minnesota Life Insurance Company. Also a trustee of the University of Nevada, Reno Foundation.

--------------------------------------------------------------------------------

                  RUTH S. BLOCK, age 68.
    [PHOTO] Retired Executive Vice President and Chief Insurance Officer of The Equitable, an insurance and investment company. Director of Ecolab since 1985. Member of the Compensation Committee and Finance Committee.
                  Joined Equitable in 1952. Elected Executive Vice President in 1980; Chairman and Chief Executive Officer of EVLICO in 1980 and Chief Insurance Officer of Equitable in 1984; retired in 1987. Director of Alliance Capital Mutual Funds (40 Funds) and BP Amoco p.l.c.

--------------------------------------------------------------------------------

                  JERRY A. GRUNDHOFER, age 54.
    [PHOTO] President and Chief Executive Officer of Firstar Corporation, a multi-bank holding company. Director of Ecolab since March 1999. Member of the Compensation Committee and Governance Committee.
                  Following an extensive career in the commercial banking industry, including serving as Vice Chairman of BankAmerica Corporation, Mr. Grundhofer joined Star Banc Corporation as Chairman of the Board, President and Chief Executive Officer in 1993. In November 1998, Star Banc merged with Firstar Corporation and Mr. Grundhofer assumed his current position. Director of Firstar Corporation and The Midland Company as well as Arete Associates, the Hennegan Company, Visa U.S.A., Inc. and Visa International.

--------------------------------------------------------------------------------

                  ALLAN L. SCHUMAN, age 64.
    [PHOTO] President and Chief Executive Officer of Ecolab. Director of Ecolab since 1991. Member of the Governance Committee.
                  Joined Ecolab in 1957 and after promotions through all levels of sales and marketing positions in the Company's Institutional Division, became a Vice President, Institutional, Marketing and National Accounts in 1972. Promoted to Vice President and Director, Institutional Division in 1979 and to Senior Vice President of the Company in 1984. In 1985 was named Executive Vice President and in 1988, President, Ecolab Services Group. Promoted to President and Chief Operating Officer of the Company in August 1992. Named President and Chief Executive Officer in March 1995. Director of Northern States Power Company. Also serves as a director of the Soap and Detergent Association, Hazelden Foundation, the Ordway Music Theatre, the Guthrie Theatre and Chairman of the Capital City Partnership. Trustee of the Culinary Institute of America and of the National Education Foundation of the National Restaurant Association. Member of the Board of Overseers of Carlson School of Management at the University of Minnesota.

--------------------------------------------------------------------------------

                  MICHAEL E. SHANNON, age 62.
    [PHOTO] Chairman of the Board, Chief Financial and Administrative Officer of Ecolab. Director of Ecolab since 1991. Member of the Finance Committee.
                  From 1975 to 1984 held various senior financial positions with Republic Steel Corporation, including from 1982 to 1984, Executive Vice President and Chief Financial Officer. In April 1984 joined Ecolab as Executive Vice President and Chief Financial Officer. From December 1984 to October 1990 held the additional position of Chief Administrative Officer and from June 1988 to October 1990 was also President of ChemLawn Services Corporation, a former subsidiary of the Company, and from October 1990 to May 1992 also served as President of the Residential Services Group of the Company. Assumed positions of Vice Chairman and Chief Administrative Officer in August 1992 and named Chairman of the Board effective January 1, 1996. Director of the Minnesota Life Insurance Company and Apogee Enterprises, Inc. Also serves as a director of the National Association of Manufacturers and the Minnesota Orchestral Association.

--------------------------------------------------------------------------------

         MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE--CLASS III
                            (FOR A TERM ENDING 2001)

--------------------------------------------------------------------------------

                  WILLIAM L. JEWS, age 47.
    [PHOTO] President and Chief Executive Officer of CareFirst, Inc., a not-for-profit health care service holding company, and its affiliated health care services, Blue Cross and Blue Shield of Maryland and Blue Cross and Blue Shield of the National Capital Area. Director of Ecolab since March 1999. Member of the Audit Committee and Finance Committee.
                  Following an extensive career in health administration, served as President and Chief Executive Officer of Dimensions Health Care Corporation from 1990 to 1993. In 1993, joined Blue Cross and Blue Shield of Maryland as President and Chief Executive Officer. Appointed to his current position with CareFirst in January 1998. Director of Crown Central Petroleum Corp. and The Ryland Group, Inc., as well as the Federal Reserve Bank of Richmond and Municipal Mortgage and Equity, L.L.C.

--------------------------------------------------------------------------------

                  JOEL W. JOHNSON, age 55.
    [PHOTO] Chairman of the Board, President and Chief Executive Officer of Hormel Foods Corporation, a processor and marketer of meat and food products. Director of Ecolab since 1996. Member of the Compensation Committee and Governance Committee. Following an extensive career at General Foods Corporation, joined Hormel Foods Corporation in 1991 as Executive Vice President--Sales & Marketing. Advanced to President in 1992, Chief Operating Officer and Chief Executive Officer in 1993 and Chairman of the Board in 1995. Director of Hormel Foods Corporation and the Meredith Corporation. Also a director of The Hormel Foundation, American Meat Institute and Grocery Manufacturers Association as well as a member of Board of Overseers of the Carlson School of Management at the University of Minnesota.

--------------------------------------------------------------------------------

                  HUGO UYTERHOEVEN, age 67.
    [PHOTO] Timken Professor of Business Administration Emeritus, Graduate School of Business Administration, Harvard University. Elected pursuant to an understanding between the Company and Henkel (see information found at page 5 hereof under the heading "Election of Directors"). Director of Ecolab since 1992. Member of the Audit Committee and Finance Committee.
                  Member of the Harvard Business School Faculty from 1960 until 1998 where he served as Chairman of the Advanced Management Program, Chairman of the General Management Area, and Senior Associate Dean. Director of Bombardier Inc., Harcourt General, Inc., The Stanley Works and Degussa-Huls AG.

--------------------------------------------------------------------------------

                  ALBRECHT WOESTE, age 63.
    [PHOTO] Owner of R. Woeste GmbH & Co. KG, Dusseldorf, Germany, a privately-held manufacturer of tube fittings made of steel, malleable iron and special castings. Member of the Henkel family which controls Henkel KGaA, Dusseldorf, Germany, a manufacturer of chemicals, household and personal care products and adhesives and Chairman of the Shareholders' Committee and the Supervisory Board of Henkel. Elected pursuant to an understanding between the Company and Henkel (see information found at page 5 hereof under the heading "Election of Directors"). Director of Ecolab since 1991. Member of the Audit Committee and Governance Committee.
                  Owner of R. Woeste GmbH & Co. KG, a family business enterprise, since 1963. Named to the position of Vice Chairman of the Shareholders' Committee of Henkel KGaA in 1965 and appointed Chairman in 1990. Chairman of the Supervisory Board of Henkel KGaA. Member of the Supervisory Board of Deutsche Bank AG and of ALLIANZ Lebensversicherungs--AG (Life Insur-ance). President Dusseldorf Chamber of Industry and Commerce.

--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the "Committee") of the Company's Board of Directors is responsible for the overall executive compensation program and each component. The Company's management and a compensation consultant provide competitive data and assistance to help the Committee carry out its responsibilities. The Board holds authority to ratify certain actions of the Committee.

The Committee reviews each executive compensation component annually to maintain alignment with the Company's goals and philosophy.

PHILOSOPHY: The Committee uses compensation to help communicate desired business results to executives, influencing them to make decisions to produce those results. The program must be competitive to attract, retain and motivate executives, and it must reinforce and complement sound management practices. In addition, the executives' interests must be effectively aligned with those of our shareholders and, to this end, the Committee has developed executive stock ownership guidelines to ensure that executives accumulate a significant ownership stake and are vested in maximizing long-term shareholder returns.

Each component of the executives' compensation is targeted at the median of a broad range of United States manufacturing and service companies. This general industry standard represents a broader index for comparison than the Standard and Poor's Chemicals (Specialty) Index used in the performance graph on page 19. The Committee consults a number of general industry surveys which collect a significant portion of their data from the Standard & Poor's 500 Index or equivalent companies. The data is adjusted through regression analysis to reflect the Company's size relative to those companies included in the data. This size-adjusted data of the "comparator group" of companies is the information relied upon by the Committee to provide a generally accurate representation of the relevant competitive market.

The overall executive compensation program is designed to deliver median pay for median Company performance. To the extent the Company's performance exceeds the general industry median performance, total compensation will also exceed median levels. Conversely, total compensation will be less than the median if Company performance falls below the median performance level.

COMPONENTS: The Company's compensation program for executives includes four components, each of which plays a specific role in the overall total compensation approach, including:

       - Base Salary;
       - Management Incentive Plan or Management Performance Incentive Plan;
       - Long-Term Incentives; and
       - Benefits/Perquisites.

    Base Salary: The Committee's philosophy is to set base salaries at the competitive market median, as represented by the comparator group. However, individual performance is also taken into account and may result in variations from the median. Surveys provide the data needed to determine the market median base salary opportunities of the comparator group. The Committee reviews the base salary of executive officers on an annual basis in light of the market data and the officer's individual performance to determine whether an increase in base pay is appropriate. In 1998, executive officers' base salary increases averaged 5.9%, excluding promotional increases.

    The Committee increased Mr. Schuman's base salary by 11.1% effective on January 1, 1998. This increase brought Mr. Schuman's base salary to a level generally equivalent to the 60(th) percentile of the market. The increase, and salary level, reflected the Committee's assessment of Mr. Schuman's excellent performance as reflected by the Company's strong financial results in 1997.

    Management Incentive Plan (MIP)/Management Performance Incentive Plan
    (MPIP): The MIP is a cash-based annual incentive plan that focuses executives' attention on achieving competitive annual business goals. The Committee, with input from management, sets specific performance goals at the beginning of each year and communicates them to the Company's executives. A mix of corporate and business unit goals is used to assure that executives have a reasonable measure of control over the factors affecting their awards. The Committee also establishes median awards, expressed as a percentage of base salary. The median award is established at a level which approximates median annual incentive targets expressed as a percentage of base salary of the comparator group. Achievement of median performance goals, as established by the Committee, will result in a median award, while achievement of performance levels below or above the median performance goal will result in minimum, premium or maximum awards.

    The MPIP is a shareholder approved plan which is essentially the same as the MIP. The MPIP was adopted in response to Section 162(m) of the Internal Revenue Code, which disallows deductions by public corporations of certain executive compensation in excess of $1,000,000 unless the plan meets certain requirements. For 1998, Messrs. Schuman and Shannon were the only participants in this plan.

    Mr. Schuman and Mr. Shannon earn awards based solely on the achievement of Diluted Earnings Per Share (EPS) goals. Other executives with corporate-wide responsibility earn awards based 75% on EPS performance and 25% on total division operating income goals. The Committee establishes annual EPS levels that must be achieved to receive threshold, median and maximum awards. Economic projections and the compounded annual EPS growth over three-year periods for the Standard & Poor's 500 Index were the basis for the EPS goals in 1998.

    For executives with business-unit responsibilities, 75% of their MIP award is earned by meeting unit-specific operating income goals and 25% is dependent on corporate EPS performance. As long as operating income thresholds are met by the business unit, other financial or strategic factors can also affect the size of the awards. The weight of each performance measure varies among business units. In 1998, the average weighting of the performance measures for the majority of the business units was 44% operating income, 43% sales, and 8% cash flow. The remaining performance measures, which fluctuated more greatly among units, included measures such as management of working capital items.

    The Committee, in general, makes awards based strictly on level of achievement against pre-established goals. However, under the MIP, the Committee may, in its sole discretion, make awards at a level higher or lower than that determined by strict application of achievement against goals based upon such other business criteria as the Committee determines appropriate.

    The award under the MPIP for 1998 performance was $1,050,000 or 150% of base salary for Mr. Schuman. The award was based on the Company's 1998 EPS growth of approximately 15% over 1997 results, and was derived from the EPS performance levels and corresponding cash award levels established by the Committee at the beginning of the plan year using the methodology described above. Mr. Schuman's potential cash award for 1998, as established by the Committee, ranged from a threshold of 26% of base salary to a maximum of 150% of base salary. Under the MPIP, the Committee is allowed only downward discretion in determining the award, and no adjustment was made to the award.

    Special Recognition Award: At its February 1999 meeting, the Committee, after receiving a completed performance report conducted by the Governance Committee on Mr. Schuman's accomplishments and performance in 1998, awarded Mr. Schuman a special recognition award of $50,000. This special award, together with the award earned under the MPIP, brought total cash awarded as annual bonus in respect of 1998 to $1,100,000.

    Long-Term Incentives: The Committee uses grants of stock options and restricted stock to deliver a competitive compensation package that motivates executives to make decisions that will increase the value of Company stock, thus providing an appropriate focus on the long-term growth of the Company. When executives deliver sustained superior returns to shareholders by outperforming the general industry, they can increase their own compensation accordingly.

    Options are granted with exercise prices not less than the fair market value of the Company's shares on the date of grant, providing no value to the executive unless the Company's stock price increases after the grants are made. The options become exercisable cumulatively at the rate of 25, 50, 75 and 100% on each anniversary of the date of grant and become exercisable earlier upon a Change in Control of the Company as such term is defined in footnote 4 to the Summary Compensation Table found at page 16 of this Proxy Statement. The options have a term of 10 years.

    Restricted stock vests in equal installments on the second and fourth anniversary of the grant. The Committee uses restricted stock as a component of long-term executive compensation for two reasons: (1) similar to options, restricted stock aligns executive pay with shareholder value over the long-term; and (2) restricted stock grants provide a retention incentive, decreasing the likelihood of costly, disruptive executive turnover.

    The Committee's philosophy is to make stock incentive grants at the median gain opportunity awarded to executives in similar positions in the comparator group. However, individual performance is taken into consideration and can result in variations from the median. The grants consist primarily of stock options. As to executive officers, restricted stock represents between 22% to 43% of the total long-term incentive value granted. The mix of restricted shares is set at approximately 20% for Mr. Schuman, and increases to an average of 26% for the remaining executive officers named in this Proxy Statement. Within a small range of variability, this mix between options and restricted shares has been in place for a number of years and has proven to be valuable in building alignment with shareholders, providing retention incentive, and increasing executive share ownership.

    On August 14, 1998, the Committee granted to Mr. Schuman options to purchase 130,000 shares with an exercise price of $29.71875 and a restricted stock grant in the amount of 12,500 shares. Mr. Schuman's stock incentives for 1998 had a gain opportunity which approximated the 65(th) percentile of the comparator group. The award level reflected the Committee's assessment of Mr. Schuman's excellent performance as reflected by the Company's strong financial results in 1997.

    Growth Reward Plan: In 1998, the Company launched a new strategic business plan which targets aggressive growth over the next five years. To incent the achievement of the growth goals of the plan, the Committee on February 20, 1998 made a special grant of premium-priced stock options to a select group of executives, including Mr. Schuman and eight other executive officers. The Committee established the premium exercise price based on the median stock price growth rate of the S&P 500 measured over the past 15 years. This annualized growth rate, which was 12%, was applied to the price of Company stock over a 5-year period and resulted in an exercise price of $49.00. The premium exercise price was approximately 75% above the fair market value of Company stock on the date of grant and requires that the Company's stock price must outperform historic market trends before any value can be realized by participants. In addition, the option term was shortened from the standard 10 years used by the Committee to 5 years and 3 months to more closely correspond with the duration of the strategic plan. The options vest 100% after 3 years from the date of grant.

    Mr. Schuman received 715,000 premium-priced stock options. In determining the size of Mr. Schuman's grant, the Committee considered market stock price performance trends, future projections for Company financial and stock price performance and predictions of future total compensation levels for Mr. Schuman relative to the competitive market. Although it is difficult to forecast with precision, it was the intent of the Committee to position Mr. Schuman's 5-year annualized total compensation including his anticipated return from the premium-priced options at approximately the 75(th) percentile of the market if the Company is able to achieve the strategic plan's long-term growth goals.

    Benefits/Perquisites: Executive benefits and perquisites are primarily attraction and retention tools. They provide protection against the financial catastrophes that can result from illness, disability and death. They meet basic executive needs, allowing them to focus their attention on the Company's business goals. The Company surveys the practices of the comparator group and matches its benefits and perquisites to those provided by a majority of companies.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT: Section 162(m) of the Internal Revenue Code generally limits corporate deduction for compensation paid to the Chief Executive Officer and the four most highly compensated officers serving at year end to $1,000,000, unless certain requirements are met. The Committee's intent is to operate its compensation programs for the executive officers subject to the deduction limit so the corporate tax deduction is maximized on compensation paid. However, the Committee will do so only to the extent practicable, and consistent with the Company's overall compensation philosophy.

The Committee believes that compensation realized from the exercise of stock options granted under its Stock Incentive Plans and the MPIP Plan (which Plans have been approved by the stockholders) will be exempt from the $1,000,000 cap imposed by Section 162(m). However, certain elements of executive compensation such as base salary, dividends on restricted stock, perquisites and vesting of restricted stock, are not exempt from the $1 million exemption and may cause a portion of executive compensation to exceed the deductibility limit.

Elsewhere in this Proxy Statement, the Board of Directors is recommending to the shareholders the extension of the Company's 1997 Stock Incentive Plan and the adoption of a new Management Performance Incentive Plan. The Committee believes that adoption of these plans will allow the Company to deduct compensation arising from these plans pursuant to Section 162(m).

CONCLUSION: The Committee believes that executive compensation policies and programs described in the report serve the interests of shareholders and the Company effectively. The various pay vehicles utilized maintain an appropriate balance between motivating achievement of short-term goals and strategically leading the Company in a direction to provide long-term success. We will continue to monitor the effectiveness of the Company's total compensation program to ensure that it meets the needs of the Company.

           Ruth S. Block
           Joel W. Johnson
           Jerry W. Levin

                           SUMMARY COMPENSATION TABLE

The following table shows cash and non-cash compensation for each of the last three years ended December 31 for the Company's Chief Executive Officer and for the next four most highly-compensated executive officers who were serving in those capacities at December 31, 1998. No other individuals served in those capacities at any time during the year.

                                                                                  LONG TERM COMPENSATION
                                                ANNUAL COMPENSATION                       AWARDS
                                                                                 RESTRICTED    SECURITIES
                                                                 OTHER ANNUAL       STOCK      UNDERLYING       ALL OTHER
                                      SALARY(1)  BONUS(1,2)     COMPENSATION(3)  AWARD(S)(4)   OPTIONS(5)    COMPENSATION(6)
 NAME AND PRINCIPAL POSITION    YEAR    ($)          ($)             ($)             ($)           (#)             ($)
 Allan L. Schuman,              1998  $700,000   $1,100,000(7)      $26,697       $371,484       845,000         $ 54,000
 President and Chief            1997  $630,000   $1,000,000(7)      $10,282       $262,688       120,000         $ 47,200
 Executive Officer              1996  $566,667   $  680,000         $ 7,756       $212,625       150,000         $ 37,400

 Michael E. Shannon,            1998  $440,000   $  525,000(7)      $ 4,800       $148,594       265,000         $ 28,950
 Chairman of the Board,         1997  $418,000   $  500,000(7)      $ 4,111       $131,344        54,000         $ 27,226
 Chief Financial and            1996  $400,000   $  399,600         $ 2,944       $208,250       160,000         $ 23,988
 Administrative Officer

 James L. McCarty,              1998  $338,800   $  250,000         $ 8,800       $118,875       245,000         $ 17,664
 Senior Executive               1997  $308,000   $  230,000         $ 2,053       $ 87,563        30,000         $ 16,050
 Vice President --              1996  $280,000   $  147,500         $ 2,561       $ 75,938        30,000         $ 12,825
 Institutional Group

 Richard L. Marcantonio,(8)     1998  $330,667   $  190,600         -0-           $ 74,297       235,000         $ 15,638
 Executive Vice President--     1997  $266,667   $  167,700(9)      $94,103       $151,250         5,000         $ 12,231
 Industrial Group               1996    N/A         N/A             N/A             N/A           N/A            N/A

 John P. Spooner,               1998  $356,108   $  100,000         $ 1,841       $ 59,438       230,000         $ 13,683
 Executive Vice President --    1997  $343,833   $  115,400         -0-           $ 52,538        18,000         $ 13,727
 International Group            1996  $333,667   $  136,400         -0-           $ 45,563        20,000         $ 14,102

(1) Includes amounts deferred under Section 401(k) of the Internal Revenue Code, pursuant to the Company's Savings Plan, amounts deferred under a non-qualified deferred compensation plan maintained by the Company for a select group of executives and salary reductions per Section 125 of the Internal Revenue Code.

(2) Represents annual cash awards under the Company's Management Incentive Plan ("MIP") and, if applicable, the Company's Management Performance Incentive Plan ("MPIP"). The MIP and MPIP are discussed at page 13 hereof in the "Report of the Compensation Committee on Executive Compensation."

(3) Represents payment by the Company of: (i) certain payroll taxes under the Company's non-contributory non-qualified supplemental defined benefit plans referred to in the text following the "Pension Plan Table" on page 20; and
    (ii) in the case of Mr. Marcantonio, certain relocation expenses ($65,681) incurred in 1997 and certain payroll taxes thereon. In addition, the Company maintains supplemental long-term disability benefits for a select group of executives, which benefits are self-funded. No specific allocation of cost is made to any named executive officer prior to the occurrence of a disability.

(4) Represents the cumulative dollar value of restricted stock awards during the calendar year based on the closing market price of the Company's Common Stock on the date of grant. The recipients receive dividends declared on, and have voting power over, the restricted shares. The value and number of the aggregate shares of restricted stock held by the named executive officers at December 31, 1998 were as follows: Mr. Schuman, $2,071,011 with 57,230 shares; Mr. Shannon, $796,125 with 22,000 shares; Mr. McCarty, $487,446 with 13,470 shares; Mr. Marcantonio, $379,444 with 10,500 shares; and Mr. Spooner, $394,444 with 10,900 shares.

   The restricted stock awards vest on the second and fourth anniversary dates of the grant at the cumulative rate of 50% of each award, based on continued employment of the recipient. The number of shares awarded during 1998, 1997 and 1996, respectively, to the named executive officers were: Mr. Schuman, 12,500, 12,000 and 14,000; Mr. Shannon, 5,000, 6,000 and 14,000; Mr. McCarty, 4,000, 4,000 and 5,000; Mr. Marcantonio,
    2,500 and 8,000; and Mr. Spooner, 2,000, 2,400 and 3,000.

   Restrictions will lapse immediately on all restricted stock awards in the event of a change in control of the Company. A change in control occurs if:
    (i) a person or group acquires 25% or more of the Company's outstanding voting power. However, if the acquisition was approved by the Board of Directors, then a change in control occurs at 34% ownership. If the acquiring person, prior to becoming a 25% shareholder, has entered into (and is in compliance with) a shareholder agreement which imposes limits on the person's maximum shareholding, then a change in control occurs only upon acquisition of 50% of the Company's voting power; (ii) during the period of two consecutive years, individuals who, at the beginning of such a period, were members of the Board, cease for any reason to constitute at least a majority thereof (unless the election or the nomination for election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or whose election or nomination were previously so approved); (iii) the stockholders approve a merger or consolidation of the Company in which voting securities of the surviving entity will represent less than 80% of the Company's voting securities prior to the transaction; or (iv) the stockholders of the Company approve a plan of complete liquidation or an agreement to sell all or substantially all of the Company's assets (hereinafter a "Change in Control of the Company").

(5) Includes, for 1998, certain premium priced stock options identified in the table at page 18 hereof which offer no gain to the optionee until the stock price exceeds $49.00.

(6) Amounts reported for 1998 represent: (i) the maximum matching contribution of $4,800 made by the Company to each of the named executive officers under the Company's defined contribution 401(k) Savings Plan available generally to all employees; and (ii) the matching contributions made or to be made by the Company on base salary and bonus earned in respect of 1998 which the executive elected to defer under a non-qualified mirror 401(k) deferred compensation plan maintained by the Company for a select group of executives, in the following amounts: Mr. Schuman, $49,200; Mr. Shannon, $24,150; Mr. McCarty, $12,864; Mr. Marcantonio, $10,838; and Mr. Spooner, $8,883.

(7) Includes, in addition to the annual cash award under the Company's incentive plans referenced in footnote 2 above, special recognition awards in respect of 1998 and 1997 as follows: Mr. Schuman, $50,000 in 1998 and $55,000 in 1997; and Mr. Shannon, $8,000 in 1998 and $8,800 in 1997.

(8)  Mr. Marcantonio became an executive officer effective March 3, 1997.

(9) Includes, in addition to the annual cash award under the Company's MIP referenced in footnote 2 above, a $25,000 signing bonus.

                             OPTION GRANTS IN 1998

                                                                                             POTENTIAL REALIZABLE VALUE
                                                                                                         AT
                                                                                               ASSUMED ANNUAL RATES OF
                                                                                                        STOCK
                                                                                               PRICE APPRECIATION FOR
                                     INDIVIDUAL GRANTS                                             OPTION TERM(1)
                                                        PERCENT
                                          NUMBER OF    OF TOTAL
                                          SECURITIES    OPTIONS
                                          UNDERLYING    GRANTED
                                           OPTIONS        TO       EXERCISE OR
                                          GRANTED(2,3) EMPLOYEES   BASE PRICE    EXPIRATION  0%       5%         10%
                  NAME                       (#)        IN 1998      ($/SH)         DATE     ($)     ($)         ($)
 Allan L. Schuman                          715,000       21.8%      $     49.00000  05/20/03 -0-     -0-         -0-
                                           130,000        4.0%      $     29.71875  08/14/08 -0-  $2,433,966  $6,142,866
 Michael E. Shannon                        215,000        6.5%      $     49.00000  05/20/03 -0-     -0-         -0-
                                            50,000        1.5%      $     29.71875  08/14/08 -0-  $  936,141  $2,362,641
 James L. McCarty                          215,000        6.5%      $     49.00000  05/20/03 -0-     -0-         -0-
                                            30,000        0.9%      $     29.71875  08/14/08 -0-  $  561,684  $1,417,584
 Richard L. Marcantonio                    215,000        6.5%      $     49.00000  05/20/03 -0-     -0-         -0-
                                            20,000        0.6%      $     29.71875  08/14/08 -0-  $  374,456  $  945,056
 John P. Spooner                           215,000        6.5%      $     49.00000  05/20/03 -0-     -0-         -0-
                                            15,000        0.5%      $     29.71875  08/14/08 -0-  $  280,842  $  708,792

(1) The dollar amounts under these columns are the results of calculations at the 0%, 5% and 10% compounded growth rates set or permitted by the SEC for the purposes of this table over a period equal to the term of the option. These rates and amounts are not intended to forecast possible future price appreciation of the Company's Common Stock. No gain to the optionees is possible without an increase in stock price.

(2) Options granted August 14, 1998 become exercisable cumulatively at the rate of 25, 50, 75 and 100% on each anniversary of the date of grant and become exercisable earlier upon the holder's retirement under the Company's pension plan or upon a Change in Control of the Company.

(3) Options granted February 20, 1998 become exercisable on the third anniversary of the date of grant or earlier upon a Change in Control of the Company. These premium priced option grants offer no gain to the optionee until the stock price exceeds $49.00.

           AGGREGATED OPTION EXERCISES IN 1998 AND DECEMBER 31, 1998
                                 OPTION VALUES

                                                          NUMBER OF SECURITIES
                                                               UNDERLYING             VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT     IN-THE-MONEY OPTIONS AT
                                                            DECEMBER 31, 1998         DECEMBER 31, 1998(1)
                             SHARES
                            ACQUIRED        VALUE
                           ON EXERCISE   REALIZED(2)    EXERCISABLE  UNEXERCISABLE EXERCISABLE   UNEXERCISABLE
          NAME                 (#)           ($)            (#)          (#)           ($)           ($)
 Allan L. Schuman              36,000     $  850,500       793,100     1,113,900   $ 20,103,838   $6,353,763
 Michael E. Shannon            40,000     $  902,500       506,170       365,190   $ 12,759,621   $2,236,378
 James L. McCarty              18,000     $  350,004        51,072       299,628   $  1,134,714   $1,226,092
 Richard L. Marcantonio        -0-           -0-            17,350       287,050   $    289,151   $1,001,202
 John P. Spooner               -0-           -0-           119,500       268,500   $  2,838,758   $  853,461

(1) Represents the difference between the fair market value of the Company's Common Stock as of December 31, 1998 and the exercise price of the option.

(2) Represents the difference between the fair market value of the Company's Common Stock on the exercise date and the exercise price of the option.

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN(1)

The graph below compares the cumulative total shareholder return on the Company's Common Stock for the five calendar years ended December 31, 1998, with the cumulative total return on the Standard & Poor's 500 Index and the Standard & Poor's Chemicals (Specialty) Index over the same periods (assuming the investment of $100 in the Company's Common Stock, the Standard & Poor's 500 Index and the Standard & Poor's Chemicals (Specialty) Index on January 1, 1994, and reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           Ecolab Inc.    S&P 500 Index     S&P Chemicals (Specialty) Index
1993            $100.00           $100.00                             $100.00
1994             $94.78           $101.32                              $87.30
1995            $138.88           $139.40                             $114.74
1996            $177.22           $171.40                             $117.69
1997            $264.85           $228.59                             $145.73
1998            $350.16           $293.91                             $124.11

(1)  Total return calculations prepared by Standard & Poor's Compustat.

                               PENSION PLAN TABLE

 AVERAGE ANNUAL
 EARNINGS DURING
THE HIGHEST FIVE
   CONTINUOUS                      COMBINED ANNUAL RETIREMENT INCOME FROM THE
YEARS OF ELIGIBLE                          PLANS WITH YEARS OF SERVICE
     SERVICE       10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS   45 YEARS
  $     200,000    $  40,000  $  60,000  $  80,000  $ 100,000  $ 120,000  $ 120,000  $ 120,000  $ 120,000
        300,000       60,000     90,000    120,000    150,000    180,000    180,000    180,000    180,000
        400,000       80,000    120,000    160,000    200,000    240,000    240,000    240,000    240,000
        500,000      100,000    150,000    200,000    250,000    300,000    300,000    300,000    300,000
        600,000      120,000    180,000    240,000    300,000    360,000    360,000    360,000    360,000
        700,000      140,000    210,000    280,000    350,000    420,000    420,000    420,000    420,347
        800,000      160,000    240,000    320,000    400,000    480,000    480,000    480,000    481,097
        900,000      180,000    270,000    360,000    450,000    540,000    540,000    540,000    541,847
      1,000,000      200,000    300,000    400,000    500,000    600,000    600,000    600,000    602,597
      1,100,000      220,000    330,000    440,000    550,000    660,000    660,000    660,000    663,347
      1,200,000      240,000    360,000    480,000    600,000    720,000    720,000    720,000    724,097
      1,300,000      260,000    390,000    520,000    650,000    780,000    780,000    780,000    784,847

The preceding table shows the estimated annual benefits payable under the Company's non-contributory qualified defined benefit Pension Plan, the Company's non-contributory non-qualified defined benefit Mirror Pension Plan and the Company's Supplemental Executive Retirement Plan (based upon a 15-year period certain for the supplemental retirement benefit and a straight life annuity for both the qualified and non-qualified pension benefits) following retirement at age 65 for sample covered compensation amounts and lengths of plan participation, without regard to vesting and offsets, if any, for benefits under the Savings Plan or any predecessor plans and Social Security. At the end of 15 years, payment of amounts attributable solely to the Supplemental Executive Retirement Plan cease. The amounts shown in the preceding table which are attributable to the Supplemental Executive Retirement Plan would be reduced by $8,052, which is the amount attributable to 50% of the primary Social Security annual retirement benefit, based upon 1998 maximum levels for retirement in 1998 at age 65, and by annuitized amounts presumed to be paid from the Company's matching contribution made prior to July 1, 1994 under the Company's Savings Plan and a former profit-sharing plan of the Company.

The table does not show the additional "past service benefit" provided under the Supplemental Executive Retirement Plan to eligible executives who are unable to earn the maximum supplemental benefit by retirement at or after age 65 because the executive was hired by the Company after age 35. The past service benefit would add an additional benefit of 1% of the difference between covered compensation at retirement and earnings at the time of joining the Company ("first year earnings") for each year by which the executive's age at date of hire exceeded 35. Messrs. Shannon, Marcantonio and Spooner are currently subject to these provisions and their first year earnings and estimated years of service creditable as past service are as follows: Mr. Shannon, $215,682 with 13.12 years; Mr. Marcantonio, $321,233 with 12.85 years; and Mr. Spooner, $365,000 with 12.93 years.

Applicable approximate covered compensation and credited years of service as of December 31, 1998 for the combined pensions and supplemental executive retirement benefits for the individuals named in the Summary Compensation Table at page 16 hereof are as follows: Mr. Schuman, $1,050,440 with 41.2 years; Mr. Shannon, $708,940 with 14 years; Mr. McCarty, $433,380 with 35.9 years; Mr. Marcantonio, $473,367 with 1 year; and Mr. Spooner, $476,114 with 4 years.

Covered compensation is based on the executive officer's average annual earnings during the five continuous years of highest earnings. In general, there is no material variation between compensation used to determine covered compensation and the base salary and bonus compensation of executive officers as reported in the Summary Compensation Table at page 16 hereof.

DIRECTOR REMUNERATION

Members of the Board of Directors who are not employees of the Company are paid an annual retainer of $22,000 and a fee of $1,200 for each Board or committee meeting they attend. Committee chairs each receive an additional fee of $4,500 per annum. One-half of the annual retainer amount is paid in the form of stock units (which are described on pages 2 and 3 hereof).

In addition, non-employee directors receive 600 stock units per annum.

Under a deferred compensation plan, non-employee directors may elect to defer some, or all, of the cash portion of their directors fees until cessation of Board service. Amounts deferred are not subject to federal income tax until received by the participant and are co-mingled with the Company's general operating funds. Deferred amounts either earn interest at market rates or are invested in the stock unit account at the election of the director. Upon cessation of Board service, deferred amounts (whether in the interest-bearing account or in the stock unit account) are paid in a lump sum or in equal installments to a maximum of ten years as elected by the director.

Each non-employee director participates in the Company's 1995 Non-Employee Director Stock Option Plan. Under that Plan, each such director elected at an annual meeting of stockholders to a full three-year term receives a non-statutory option to purchase 12,000 shares of Common Stock at the fair market value of the Common Stock on such date. The option becomes exercisable, on a cumulative basis, as to 4,000 shares on each of the next three subsequent annual meetings of stockholders. A director elected or appointed to less than a full three-year term receives a pro rated grant. In the event a director ceases to serve due to death or disability, all shares subject to the option become immediately exercisable.

An option may be exercised for a period of ten years from grant. However, in the event the director ceases to be a director due to death or disability, or for any other reason, the exercise period is shortened to the lesser of five years from such date or the expiration of the original term.

                              CERTAIN TRANSACTIONS

The Company and Henkel KGaA ("Henkel") each have a 50% economic interest in a joint venture engaged in industrial and institutional cleaning and sanitizing businesses throughout Europe ("Joint Venture"). Neither partner may transfer its interest in the Joint Venture without the other's consent. Henkel has a tie-breaking vote on certain matters pertaining to the continuation of business during an impasse, which includes appointment of the Joint Venture senior executives and adoption of the annual business plan. Strategic decisions concerning the Joint Venture require the agreement of the Company and Henkel. The Company and Henkel are equally represented on the four member governing board for the Joint Venture. Mr. Schulz is one of the two Henkel designees on the governing board. The Company includes the operations of the Joint Venture in its financial statements using the equity method of accounting and financial statements of the Joint Venture are included as a part of the Company's Annual Report on Form 10-K.

While the Joint Venture has its own manufacturing, training and research and development facilities, it also has access to the basic technology of both the Company and Henkel for which it pays each company an equal royalty based on net sales. The Joint Venture operates on a stand alone basis but obtains certain administrative support from Henkel and its affiliates and acquires certain products from the Company and Henkel as well as from third parties. All such royalties and prices for administrative services and products are based on arm's length negotiations. Mr. Schulz is an Executive Vice President of Henkel and Mr. Woeste is Chairman of the Shareholder's Committee and the Supervisory Board of Henkel.

As part of the 1991 transaction with Henkel in which the Joint Venture was formed, the Company, as described under the heading "Company Transactions" at page 22, acquired Henkel businesses in 19 countries outside of Europe. The Company also acquired options, exercisable through July 11, 2001, to acquire Henkel's interest in cleaning and sanitizing businesses in certain other countries at formula prices, in general, based on earnings of the businesses. An option to acquire such businesses remains for Korea.

                             STOCKHOLDER AGREEMENT

As of March 16, 1999, Henkel KGaA and its affiliates owned approximately 31.24 million shares of the Company's Common Stock as set forth in the table of Security Ownership of Certain Beneficial Owners located on page 2 hereof.

Henkel's equity ownership in the Company is subject to an agreement ("Stockholder's Agreement") containing certain restrictions pertaining to, among other things, maximum shareholding, transfer and voting rights. Generally, the Stockholder's Agreement terminates on June 26, 2009. During the year second preceding such date, Henkel and the Company will commence negotiations for an extension of the term. If an agreement to extend such term is not reached, Henkel would have the right, and in certain circumstances the obligation, to purchase the Company's interest in the Joint Venture (the Joint Venture is described under the heading "Certain Transactions" at page 21 hereof). The purchase price shall be paid by Henkel in the Company's Common Stock owned by it, with any excess price payable in cash. If the value of Henkel's Common Stock ownership exceeds the purchase price, then the Company may acquire such remaining Common Stock at market value. After any such purchase, the Stockholder's Agreement would remain in effect for an additional two years. In addition, the Stockholder's Agreement provides that if the Joint Venture is terminated or Henkel owns less than 1% of the Company's Common Stock, the Stockholder's Agreement will terminate two years after the later of such events.

Pursuant to the Stockholder's Agreement, Henkel is precluded from acquiring more than 26% of the Company's outstanding Common Stock prior to July 11, 2000 and 30% thereafter through the period of the Stockholder's Agreement, or from acting, alone or in concert with others, to control or influence the Company. Henkel may sell its shares of the Company's Common Stock under certain conditions specified in the Stockholder's Agreement subject to the Company's right of first refusal. In addition, Henkel has agreed to vote its shares, in the case of election of directors of the Company or certain stockholder proposals, in accordance with the recommendation or directions of the Board. In all other cases, except with respect to certain "strategic transactions," Henkel may vote, at its option, either in accordance with the recommendation of the Board or pro rata in the same manner and proportion that votes of the stockholders of the Company (other than Henkel and officers or directors of the Company) have been cast. Any vote with respect to "strategic transactions" (among other things, an increase in the authorized shares or an amendment to the Certificate of Incorporation, as well as a disposition, recapitalization or dissolution of the Company or other transactions which could have a material effect upon Henkel's investment in the Common Stock) may be cast at Henkel's sole discretion. Henkel also is entitled to designate nominees for election to the Company's Board of Directors proportionate to the percentage of its holding of voting securities in the Company (rounded to the nearest whole number). Currently, Henkel has designated for election three of the Company's 14 directors. Those directors are: Roland Schulz, Albrecht Woeste and Hugo Uyterhoeven. Further information concerning Henkel directorships is found at page 5 hereof under the heading "Election of Directors."

                              COMPANY TRANSACTIONS

During 1998, the Company sold products and services in the amount of approximately $4,760,000 to Henkel or its affiliates, and purchased products and services in the amount of approximately $3,345,000 from Henkel or its affiliates. The sales were made at prices comparable to prices charged to other customers and the Company believes that the amounts paid for products and services purchased were comparable with prices charged by other suppliers for similar products.

In 1991, as part of the transaction with Henkel in which the Joint Venture was formed, the Company acquired Henkel's industrial and institutional cleaning and sanitizing businesses in 19 countries outside of Europe. In addition, pursuant to options granted to the Company by Henkel as part of the 1991 transaction, and described under the heading "Certain Transactions" on page 21 hereof, the Company has acquired additional non-European businesses from Henkel, including in some cases from joint ventures controlled by Henkel. During 1998, these non-European businesses paid Henkel or its affiliates approximately $1,036,000 for administrative services and approximately $2,279,000 for products under supply arrangements. In addition, the Company received the right, in return for the annual payment of 2.5 million Deutsche marks (approximately $1,400,000), to have access to certain technology of Henkel which is relevant to most of the Company's businesses. The payment obligation has been extended to continue until July 1, 2000 and was determined through arm's length negotiation.

During calendar 1998, a subsidiary of the Company purchased a manufacturing facility and real estate in Tanzania from Henkel for approximately $570,000. Separately, the Company sold the Maxwell Automotive business to an Australian subsidiary of Henkel for A$8,600,000 (approximately $5,400,000). Maxwell Automotive was a unit of Gibson Chemical Industries Limited which the Company acquired in a public tender offer in late 1997. The divestiture of Maxwell Automotive was one in a series of dispositions of "non-core" Gibson businesses and was sold to the Henkel subsidiary in an arm's length transaction after soliciting offers from other potential buyers. The portion of the Gibson purchase price allocated to the Maxwell Automotive business was substantially equivalent to the sales price.

          PROPOSAL TO AMEND AND RESTATE THE 1997 STOCK INCENTIVE PLAN

INTRODUCTION AND REASONS FOR AMENDMENTS

The Company's 1997 Stock Incentive Plan (the "1997 Plan") was adopted by the Board of Directors on December 20, 1996, and was approved by the Company's stockholders on May 9, 1997. The 1997 Plan provides for awards to eligible recipients of (i) options to purchase Common Stock that qualify as "incentive stock options" ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) options to purchase Common Stock that do not qualify as Incentive Options ("Non-Statutory Options");
(iii) awards of shares of Common Stock that are subject to certain forfeiture and transferability restrictions ("Restricted Stock Awards"); and (iv) awards of Common Stock which are not subject to forfeiture provisions but which may, but need not be, subject to certain other conditions ("Performance Stock Awards"). Incentive Options and Non-Statutory Options are collectively referred to herein as "Options," and Options, Restricted Stock Awards and Performance Stock Awards are collectively referred to herein as "Incentive Awards."

The 1997 Plan (as adjusted for the Company's January 15, 1998 2-for-1 stock split) currently provides for the issuance of up to 6,000,000 shares of Common Stock pursuant to Incentive Awards.

On February 19, 1999, the Board of Directors approved an amendment and restatement of the 1997 Plan, including amendments to (i) reserve an additional 6,000,000 shares of Common Stock for issuance pursuant to Incentive Awards, (ii) extend the term of the 1997 Plan by two years, until June 30, 2005 and (iii) increase the number of shares of Common Stock covered by Options (or other Incentive Awards with a value based solely on an increase in the value of Common Stock after grant), which may be granted in any 48-month period to any one participant from 1,600,000 shares to 2,500,000 shares. The Board's reasons for these amendments are as follows:

    - Of the 6,000,000 shares initially authorized for issuance under the 1997 Plan, 4,568,660 shares had been issued or made subject to outstanding Incentive Awards as of the date of the Board's action. This left only 1,431,340 shares available for issuance under the 1997 Plan. The proposed increase in the number of shares for the 1997 Plan is necessary to permit the Company to continue the operation of the 1997 Plan after the remaining 1,431,340 shares are utilized.

    - The proposed extension of the term of the 1997 Plan will allow the Company an additional period of time to grant Incentive Awards covering the additional shares.

    - The increase in the number of shares of Common Stock which may be covered by Incentive Awards granted to any participant in any 48-month period will provide the Company with greater flexibility to grant Incentive Awards to those participants to whom Section 162(m) of the Code applies. Section 162(m) of the Code requires, among other things, that, the applicable Plan contain a per-participant maximum limit in order to ensure tax deductibility for certain Incentive Awards.

The restatement of the 1997 Plan, including these amendments, is subject to approval by the Company's stockholders at the 1999 Annual Meeting.

PURPOSE

The purpose of the 1997 Plan, and of the Plan as proposed to be amended and restated, is to enable the Company to attract and retain persons of ability by providing an incentive to such individuals through equity participation in the Company and by rewarding individuals who contribute to the Company's achievement of its economic objectives.

SUMMARY OF THE AMENDED AND RESTATED 1997 PLAN

The major features of the 1997 Plan, as proposed to be amended and restated, are summarized below. The summary is qualified in its entirety by reference to the full text of the amended and restated 1997 Plan, a copy of which may be obtained from the Company. References to the "Restated Plan" shall mean such Plan as proposed to be amended and restated.

GENERAL. All employees (including officers and directors who are also employees), and non-employee consultants and advisors of the Company or any subsidiary of the Company, who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its subsidiaries are eligible to participate in the Restated Plan, except that Incentive Options may not be granted to non-employees.

Subject to equitable adjustment due to a Capitalization Change as described below, the maximum number of shares of Common Stock authorized for issuance pursuant to the Restated Plan is 12,000,000, of which 4,568,660 have been already issued or made subject to existing Incentive Awards as of March 5, 1999. Shares that are issued under the Restated Plan or that are subject to outstanding Incentive Awards will reduce the maximum number of shares remaining available for use under the Restated Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason terminates unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any other form other than shares of Common Stock, will automatically again become available for issuance under the Restated Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, will not, however, become available for further use under the Restated Plan.

In the event of any reorganization, merger, recapitalization, stock dividend, stock split, divestiture or extraordinary dividend or any other change in the corporate structure or Common Stock of the Company ("Capitalization Change"), the Restated Plan provides that appropriate equitable adjustment will be made as to the number and kind of securities available for issuance under the Restated Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number, kind and, where applicable, the exercise price of securities subject to outstanding Incentive Awards.

ADMINISTRATION. The Restated Plan provides for administration by the Board or by a committee of the Board consisting of not less than two members of the Board, all of whom are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act, and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. The Board of Directors or committee, if established, are referred to herein as the "Committee." The Board of Directors has appointed its Compensation Committee as this Committee.

In accordance with and subject to the terms of the Restated Plan, the Committee has the authority to select the recipients of Incentive Awards ("Participants") and to determine all provisions of any

Incentive Award, including the nature and extent of the Incentive Award, the time or times of grant, the duration of each Incentive Award, and the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee has the authority to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

The Committee has the further authority to amend or modify the terms of any outstanding Incentive Awards in any manner, provided the amended or modified terms are permitted by the Restated Plan as then in effect. The Committee may also accept the surrender of an outstanding Incentive Award and substitute a new Incentive Award.

Unless terminated earlier, the Restated Plan will terminate at midnight on June 30, 2005. Incentive Awards outstanding at the time the Restated Plan is terminated may continue to be exercised, or become free of restriction, in accordance with their terms. The Board may suspend or terminate the Restated Plan or any portion thereof at any time.

The Board may amend the Restated Plan from time to time in such respects as it may deem advisable; provided, however, that no amendments will be effective without the approval of the Company's stockholders if such approval is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Restated Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant. No right or interest in any Incentive Award may be assigned or transferred by a Participant, except by will or the laws of descent and distribution, or subjected to any lien or otherwise encumbered.

OPTIONS. The Option exercise price may not be less (but may be higher) than 100% of the Fair Market Value of one share of Common Stock on the date of grant. "Fair Market Value" means the average of the reported high and low sale prices of the Common Stock quoted in THE WALL STREET JOURNAL as of a specified date.

No Participant in the Restated Plan may be granted any Options (or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant), relating to more than 2,500,000 shares of Common Stock in the aggregate during any 48-month period (subject to adjustment in the event of a Capitalization Change, as set forth above).

Payment of an option exercise price may be made either in cash or by tender of shares of Common Stock (either previously owned by the Participant or to be acquired upon Option exercise), by delivery of a broker exercise notice (pursuant to which the broker or dealer is irrevocably instructed to sell enough shares or loan the optionee enough money to pay the exercise price and to remit such sums to the Company) or by a combination of such methods. Such payment shall be subject to the right of the Committee to reject a Participant's election to pay the option exercise price with previously acquired shares or pursuant to a broker exercise notice and the Committee may permit the tender of previously-acquired shares by attestation.

Options may be exercised in whole or in installments, as determined by the Committee in its sole discretion and the Committee may impose conditions or restrictions to the exercisability of an Option as it determines. Except as provided below under the heading "Effect of Termination of Employment or Other Service," an Option will terminate if a Participant's employment or service to the Company is terminated. In no event may an Option be exercised more than 10 years after its date of grant nor, except for the death or disability of the Participant, may the Option be exercisable prior to six months from its date of grant.

RESTRICTED STOCK AWARDS. A Restricted Stock Award is an award of Common Stock that vests at such times and in such installments as may be determined by the Committee in its sole discretion and, until it vests, is subject to restrictions on transferability and the possibility of forfeiture. The Committee may also impose restrictions or conditions to the vesting of Restricted Stock Awards as it determines. No Restricted Stock Award may vest prior to six months from its date of grant except in the event of death or disability of the Participant.

Unless the Committee determines otherwise, any dividends (other than regular quarterly cash dividends) or distributions paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate.

PERFORMANCE STOCK AWARDS. A Performance Stock Award is an award of Common Stock that is not subject to risk of forfeiture. A Performance Stock Award may be awarded on such terms and conditions as the Committee may specify, and may be granted with or without restrictions on transferability on the underlying Common Stock.

CHANGE IN CONTROL OF THE COMPANY. In the event a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either at the time of the grant of the Incentive Award or at any time after such grant, all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable for the remainder of their terms; all outstanding Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and any transfer restrictions with respect to Performance Stock Awards will lapse. In addition, the Committee in its sole discretion may determine that some or all Participants holding outstanding Options will receive cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control over the exercise price per share of the Options.

For purposes of the Restated Plan, a "Change in Control of the Company" has the meaning given it in footnote 4 to the Summary Compensation Table found on page 16 of this Proxy Statement.

EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE. If a Participant ceases to be employed by the Company and all subsidiaries ("Termination of Employment"), all Incentive Awards held by the Participant will be modified by operation of the Restated Plan in the manner set forth below unless otherwise modified by the Committee in its discretion as set forth below.

Upon Termination of Employment due to death or disability, all outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years (but in no event after the expiration date of the Option), all Restricted Stock Awards then held by the Participant will become fully vested and any assignment or transfer restrictions with respect to outstanding Performance Stock Awards will lapse.

Upon Termination of Employment due to retirement, all outstanding Options then held by the Participant will remain exercisable in full to the extent exercisable as of such termination for a period of five years after such retirement (but in no event after the expiration date of any such Option), all unvested Restricted Stock Awards then held by the Participant will be terminated and forfeited, and any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the award agreement.

Upon Termination of Employment for any other reason, all rights of the Participant under the Restated Plan and any award agreements will immediately terminate except (i) any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the award agreement and
(ii) all outstanding Options then held by the Participant will remain exercisable to the extent exercisable as of such termination for a period of three months thereafter (but in no event after the expiration date of any such Option). A non-employee consultant or advisor will not be deemed to have incurred a Termination of Employment if he or she moves directly from the status of consultant or advisor to that of an employee of the Company or a subsidiary.

The Committee may at any time, including following Termination of Employment or other service, cause (i) Options held by the Participant to become or continue to become exercisable, and (ii) Restricted Stock Awards and Performance Stock Awards to vest or continue to vest or become free of restrictions following Termination of Employment. However, no Incentive Award may be modified to remain exercisable or continue to vest for a period ending the earlier of the expiration date of the Incentive Award or two years beyond the date the Incentive Award would have terminated but for the extension.

Additionally, if the Committee shall determine that a Participant has committed certain acts which constitute "Cause," either before or after Termination of Employment, all rights of the Participant under the Plan or any agreement evidencing an Incentive Award shall terminate. In general, "Cause,' as defined in the Restated Plan, means a serious unlawful or criminal act, dishonesty, fraud or deliberate injury related to the Company, intentional breach of a material duty to the Company or a material breach of an employment, confidentiality, or noncompete agreement with the Company.

FEDERAL INCOME TAX CONSEQUENCES

The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual Participant who receives an Incentive Award.

INCENTIVE OPTIONS. There will not be any federal income tax consequences to either the Participant or the Company as a result of the grant to an employee of an Incentive Option under the Restated Plan. The exercise by a Participant of an Incentive Option also will not result in any federal income tax consequences to the Company or the Participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Option, determined at the time of exercise, over the amount paid for the shares by the Participant will be includable in the Participant's alternative minimum taxable income for purposes of the alternative minimum tax, and (ii) the Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

If the Participant disposes of the Incentive Option shares acquired upon exercise of the Incentive Option, the federal income tax consequences will depend upon how long the Participant has held the shares. If the Participant does not dispose of the shares within two years after the Incentive Option was granted, or within one year after the Participant exercised the Incentive Option and the shares were transferred to the Participant, then the Participant will recognize a capital gain or loss. The amount of the capital gain or loss will be equal to the difference between (i) the amount the Participant realized on disposition of the shares, and (ii) the option price at which the Participant acquired the shares. Whether the gain or loss constitutes long or short-term capital gain or loss will depend upon the length of time the Participant held the stock prior to its disposition. The Company is not entitled to any compensation expense deduction under these circumstances.

If the Participant does not satisfy both of the above holding period requirements (a "disqualifying disposition"), then the Participant will be required to report as ordinary income, in the year the Participant disposes of the shares, the amount by which the lesser of (i) the fair market value of the shares at the time of exercise of the Incentive Option or (ii) the amount realized on the disposition of the shares, exceeds the option price for the shares. The Company will be entitled to a compensation expense deduction in an amount equal to the ordinary income includable in the taxable income of the Participant. This compensation income may be subject to withholding. The remainder of the gain recognized on the disposition, if any, or any loss recognized on the disposition, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

NON-STATUTORY OPTIONS. Neither the Participant nor the Company incurs any federal income tax consequences as a result of the grant of a Non-Statutory Option. Upon exercise of a Non-Statutory Option, a Participant will recognize ordinary income, subject to withholding, on the date of exercise in an amount equal to the difference between (i) the fair market value of the shares purchased, determined on the date of exercise, and (ii) the consideration paid for the shares. The Participant may be subject to an additional excise tax if any amounts are treated as excess parachute payments (see explanation below). Special rules will apply if previously acquired shares of Common Stock are permitted to be tendered in payment of an Option exercise price.

At the time of a subsequent sale or disposition of any shares of Common Stock obtained upon exercise of a Non-Statutory Option, any gain or loss will be a capital gain or loss. Whether the gain or loss constitutes long or short-term capital gain or loss will depend upon the length of time the Participant held the stock prior to its disposition.

In general, the Company will be entitled to a compensation expense deduction in connection with the exercise of a Non-Statutory Option for any amounts includable in the taxable income of the Participant as ordinary income, provided the Company complies with any applicable withholding requirements.

RESTRICTED STOCK AWARDS. With respect to shares issued pursuant to a Restricted Stock Award that are subject to a substantial risk of forfeiture, a Participant may file an election under Section 83(b) of the Code within 30 days after the shares are transferred to include as ordinary income in the year of transfer an amount equal to the fair market value of the shares received on the date of transfer (determined as if the shares were not subject to any risk of forfeiture). The Company will receive a corresponding tax deduction, provided that proper withholding is made. If a Section 83(b) election is made, the Participant will not recognize any additional income when the restrictions on the shares issued in connection with the stock award lapse. At the time any such shares are sold or disposed of, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date of receipt of the Restricted Stock Award.

A Participant who does not make a proper Section 83(b) election will recognize ordinary income at the time of the lapse of the restrictions in an amount equal to the then fair market value of the shares. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Restricted Stock Award as to which the restrictions have lapsed, any gain or loss will be treated as long- term or short-term capital gain or loss, depending on the holding period from the date the restrictions lapse.

PERFORMANCE STOCK AWARDS. With respect to shares issued pursuant to a Performance Stock Award, a Participant will include as ordinary income in the year of receipt an amount equal to the fair market value of the shares received as of the date of receipt. The Company will receive a corresponding tax deduction, provided that proper withholding is made. At the time of a subsequent sale or disposition of any shares of Common Stock issued in connection with a Performance Stock Award, any gain or loss will be treated as long-term or short-term capital gain or loss, depending on the holding period from the date the shares were received.

EXCISE TAX ON PARACHUTE PAYMENTS. The Code also imposes a 20% excise tax on the recipient of "excess parachute payments," as defined in the Code and denies tax deductibility to the Company on excess parachute payments. Generally, parachute payments are payments in the nature of compensation to employees of a company who are officers, stockholders, or highly-compensated individuals, which payments are contingent upon a change in ownership or effective control of the company, or in the ownership of a substantial portion of the assets of the company. For example, acceleration of the exercisability of Options, or the vesting of Restricted Stock Awards, upon a Change in Control of the Company may constitute parachute payments, and in certain cases, "excess parachute payments."

INCENTIVE AWARDS UNDER THE 1997 PLAN

The following table shows the Option grants made through March 16, 1999 under the current 1997 Plan for those individuals and groups for whom disclosure is required by the rules of the Securities and Exchange Commission. The Fair Market Value of the Common Stock on March 16, 1999 was $39.8125.

                   PLAN BENEFIT TABLE--EXISTING OPTION GRANTS

                                                                             NUMBER OF
                                                                             SECURITIES
                                                                             UNDERLYING  EXERCISE OR
                                                                 DATE OF      OPTIONS     BASE PRICE
                            NAME                                  GRANT         (#)       ($/SHARE)
 Allan L. Schuman                                                 08/15/97      120,000  $  21.890625
 President and Chief Executive Officer                            02/20/98      715,000  $  49.000000
                                                                  08/14/98      130,000  $  29.718750
-----------------------------------------------------------------------------------------------------
 Michael E. Shannon                                               08/15/97       54,000  $  21.890625
 Chairman of the Board, Chief Financial and                       02/20/98      215,000  $  49.000000
 Administrative Officer                                           08/14/98       50,000  $  29.718750
-----------------------------------------------------------------------------------------------------
 James L. McCarty                                                 08/15/97       30,000  $  21.890625
 Senior Executive Vice President--Institutional Group             02/20/98      215,000  $  49.000000
                                                                  08/14/98       30,000  $  29.718750
-----------------------------------------------------------------------------------------------------
 Richard L. Marcantonio                                           08/15/97       19,400  $  21.890625
 Executive Vice President--Industrial Group                       02/20/98      215,000  $  49.000000
                                                                  08/14/98       20,000  $  29.718750
-----------------------------------------------------------------------------------------------------
 John P. Spooner                                                  08/15/97       18,000  $  21.890625
 Executive Vice President--International Group                    02/20/98      215,000  $  49.000000
                                                                  08/14/98       15,000  $  29.718750
-----------------------------------------------------------------------------------------------------
 Current Executive Officers as a Group (11 persons)               08/15/97    2,607,340  $  42.821694
                                                                        to                  (weighted
                                                                  08/14/98                   average)
-----------------------------------------------------------------------------------------------------
 All Employees (excluding executive officers) as a Group          05/09/97    1,669,625  $  30.498374
                                                                        to                  (weighted
                                                                  02/19/99                   average)

Neither the number or types of any future Incentive Awards to be received by or allocated to other particular participants or group of participants under the Restated Plan is presently determinable. However, no Participant may receive Options, or any other Incentive Awards with a value based solely on an increase in the value of Common Stock after the date of grant, relating to more than 2,500,000 shares of Common Stock in the aggregate during any 48-month period (subject to equitable adjustment in the event of a Capitalization Change).

BOARD OF DIRECTORS RECOMMENDATION

The Board of Directors recommends that the stockholders vote FOR approval of the Restated Plan. The affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval. In accordance with the By-Laws of the Company, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain will not be counted as a vote cast for purposes of calculating votes for or against approval of these amendments to the Restated Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the amendments. In the event that the amendments to the Restated Plan are not approved by the Company's stockholders, the Company will continue to administer the 1997 Plan according to its current terms.

                        PROPOSAL TO ADOPT THE COMPANY'S
                     MANAGEMENT PERFORMANCE INCENTIVE PLAN

INTRODUCTION

On February 19, 1999, the Board of Directors adopted, subject to stockholder approval, the 1999 Ecolab Inc. Management Performance Incentive Plan (the "1999 Plan"), effective for the Plan Year beginning January 1, 1999. The purpose of the 1999 Plan is to assist the Company in attracting and retaining key executives by focusing such executives on pre-established, objective performance goals and by providing them the opportunity to earn financial rewards based on the achievement of such goals.

The 1999 Plan will remain in effect through and including the Plan Year ending December 31, 2003 but may be terminated at any time by the Board of Directors. Any payments pursuant to awards outstanding upon the termination of the 1999 Plan may be made after termination. A "Plan Year" is the Company's fiscal year. A general description of the 1999 Plan is outlined below.

The 1999 Plan is being submitted to stockholders for approval to obtain the benefits of federal tax legislation that, while generally disallowing deductions by public corporations of certain executive compensation in excess of $1,000,000, permits deduction if, among other things, the plan under which such compensation is paid has been approved by stockholders. The Company has had a substantially similar plan in place which was approved by the stockholders on May 13, 1994. That Plan expired pursuant to its terms effective with the Plan Year ended December 31, 1998.

SUMMARY OF PLAN

Awards granted under the 1999 Plan will provide for a cash payment to be made to participants solely on account of the attainment of one or more pre-established, objective Performance Goals. Each Performance Goal will consist of Performance Criteria, which will be one or more objectively determinable measures related to individual, business unit or Company performance, and a Performance Target which is the level (expressed as threshold, maximum and intermediate targets) at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an award. For purposes of the 1999 Plan, the committee administering the 1999 Plan may chose Performance Criteria from among one or more of the following measures:

    - Diluted Earnings Per Share ("EPS") which is net income or loss per share, diluted, as reported in the Company's audited year-end consolidated statement of income for the Plan Year ("Income Statement");

    - Operating Income as reported or included in the Income Statement;

    - Net Sales as reported or included in the Income Statement;

    - Days Sales Outstanding ("DSO") which is the 12 point average of month-end DSO based on monthly performance for days sales invested in accounts receivable;

    - Capital Expenditures as reported or included in the Company's year-end audited consolidated statement of cash flows for the Plan Year;

    - Inventory Days on Hand ("DOH") which is the average of 12 month-end DOH numbers based on month-end inventory and divided by monthly cost of goods;

    - Controllable Expenses which are those expenses under the control of the Participant;

    - Return on Beginning Equity which is net income divided by beginning of the year "shareholder's equity" as reported or included in the Company's year-end audited balance sheet for the Plan Year; and

    - Return on Net Assets which is (x) Operating Income less income taxes at the applicable rate divided by (y) total assets, less cash and cash equivalents, investments in securities and non-interest bearing liabilities as reported or included in the Company's year-end audited financial statements for the Plan Year.

Except for EPS (which applies to the consolidated Company) the measurements may be applied to the Company or, by allocation, to any division or unit thereof.

The 1999 Plan will be administered by a committee (the "Committee") appointed by the Board of Directors consisting of two or more members, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee has the authority (i) to select the participants under the 1999 Plan, (ii) to establish the terms of the awards, (iii) to determine the time or times when awards will be granted, and (iv) to establish restrictions and other conditions of the awards. The Committee does not have the authority to amend or modify the terms of outstanding awards, but shall in the event of (a) changes in the Company's Common Stock, or any acquisitions or disposition of a significant business or a significant amount of assets (b) changes resulting from the accounting effects of discontinued operation, extraordinary income or loss, changes in accounting and restatement of earnings or (c) non-recurring or restructuring charges or credits or similar unusual items reflected on the Company's audited statement of income, adjust awards so that the Performance Goals following such event are substantially the same as prior to the event. In all events, the Committee may reduce or eliminate the compensation or other economic benefit due pursuant to an award.

All executive officers of the Company (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934) are eligible to participate in the 1999 Plan. Currently, the Company has 11 executive officers. Participants in the 1999 Plan will be those eligible executive officers who are selected by the Committee to receive awards for a Plan Year, or if the executive officer is hired during the Plan Year, for a portion of the Plan Year.

Not later than 90 days after the commencement of a Plan Year (or such earlier date, as may be required by Section 162(m) of the Code), the Committee will determine in writing for each participant the Performance Goal(s) for the participant, including in each case one or more of the Performance Criteria and the Performance Target for each Performance Criteria, the relative weight assigned to each Performance Goal and the cash award to be received by the participant to the extent such Performance Goals are achieved. The cash award will be expressed as threshold, maximum and intermediate percentages of the base salary for the participant for the Plan Year, and will range from 10% to 250% of such base salary. In no event, however, may a participant receive more than $2,500,000 pursuant to an award for any Plan Year.

An individual who is first hired as an executive officer after the inception of the Plan Year may be selected as a participant by the Committee. In that case, the Executive Officer will be assigned (within the time periods permitted by Section 162(m) of the Code) Performance Goals and cash award targets expressed as a percentage of base salary for the portion of the Plan Year for which the individual is a participant in the 1999 Plan.

As soon as practicable after the end of the Plan Year, and after the Committee has received the appropriate financial and other data, the Committee will, for each participant, certify in writing the extent to which the applicable Performance Goals for the participant have been met and the corresponding amount of the award earned by the participant. Payment of each award in a cash lump sum, less applicable withholding taxes, will be made as soon as practicable thereafter. If the Committee determines that there is a reasonable likelihood that any compensation paid would not be deductible by the Company by reason of the limitations under Section 162(m) of the Code, the Committee may defer all or a portion of the amounts otherwise payable to ensure that the entire amount of any distribution is deductible, and any deferred amounts may be accompanied by interest at a reasonable rate.

For the Plan Year ending December 31, 1999, the Compensation Committee of the Company's Board of Directors has selected Allan L. Schuman, President and Chief Executive Officer of the Company, and Michael E. Shannon, Chairman of the Board, Chief Financial and Administrative Officer, as the participants.

The following table illustrates the maximum cash award Messrs. Schuman and Shannon may receive under the 1999 Plan for the Plan Year ending December 31, 1999.

                               NEW PLAN BENEFITS
                  ECOLAB MANAGEMENT PERFORMANCE INCENTIVE PLAN

                                                                               DOLLAR VALUE
NAME AND POSITION                                                                  ($)
-----------------------------------------------------------------------------  ------------
Allan L. Schuman, President                                                     $1,125,000
  and Chief Executive Officer
Michael E. Shannon, Chairman of the Board, Chief Financial and Administrative   $  546,375
  Officer

In the event of a participant's termination of employment during a Plan Year, the Committee may (after completion of the Plan Year) cause the payment of all, or a portion of, the amount earned according to the terms of the award pro rated for the portion of the Plan Year through the participant's termination.

Nothing in the 1999 Plan modifies, rescinds or creates any future limitation on the Company's power or authority to adopt such additional or other compensation arrangements as the Board of Directors or a Committee thereof may deem necessary or appropriate.

The Board of Directors may suspend or terminate the 1999 Plan or any portion at any time and may amend the 1999 Plan in any respect the Board may deem to be in the best interests of the Company, provided that no amendment shall be effective without the approval of the stockholders of the Company if such approval of the amendment is then required for the 1999 Plan to continue to qualify as a performance-based compensation plan pursuant to Section 162(m) of the Code.

BOARD OF DIRECTORS' RECOMMENDATION

The Board of Directors recommends that the stockholders vote FOR approval of the 1999 Plan. The affirmative vote of a majority of the total votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote is necessary for approval. In accordance with the By-Laws of the Company, shares represented by a limited proxy (i.e., a broker non-vote) or represented by a proxy with instructions to abstain as to this matter will not be counted as a vote cast for purposes of calculating votes for or against adoption of the 1999 Plan. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR approval of the 1999 Plan.

In the event the 1999 Plan is not approved by the stockholders, the Board will not implement the 1999 Plan.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Upon the recommendation of its Audit Committee, the Board of Directors has appointed PricewaterhouseCoopers LLP as independent accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1999 and to perform other appropriate audit, accounting and consulting services. Effective July 1, 1998, Price Waterhouse LLP and Coopers & Lybrand L.L.P. merged to form PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Under the laws of the State of Delaware, stockholder ratification of the appointment of independent accountants is not required. However, the Company deems it advisable to submit the appointment of PricewaterhouseCoopers LLP for stockholder consideration and ratification.

The Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the Company. The affirmative vote of the majority of the total votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote shall constitute ratification. In accordance with the By-Laws of the Company, abstentions will not be counted as votes cast for purposes of calculating votes for or against ratification of the appointment of PricewaterhouseCoopers LLP. Unless a contrary choice is specified, proxies solicited by the Board of Directors will be voted FOR ratification of the appointment. If the appointment is not ratified, the Board of Directors will reconsider the matter.

                                 OTHER MATTERS

FUTURE STOCKHOLDER PROPOSALS--DEADLINE FOR INCLUSION IN PROXY

Any stockholder proposal to be considered by the Company for inclusion in the Proxy Statement and form of proxy for next year's Annual Meeting of Stockholders, expected to be held in May, 2000, must be received by the Secretary of the Company at the Company's principal executive offices located at the address found at the top of page 1, no later than December 1, 1999.

OTHER STOCKHOLDER PROPOSALS/DIRECTOR NOMINATIONS--DEADLINE FOR CONSIDERATION

Stockholder proposals not included in a proxy statement for an Annual Meeting as well as proposed stockholder nominations for the election of directors at an annual meeting must each comply with advance notice procedures set forth in the By-Laws of the Company in order to be properly brought before that Annual Meeting of Stockholders. In general, written notice of a stockholder proposal or a director nomination must be delivered to the Secretary of the Company not less than 90 days nor more than 135 days prior to the anniversary date of the preceding Annual Meeting of Stockholders. With regard to next year's Annual Meeting of Stockholders, expected to be held in May, 2000, the written notice must be received between December 29, 1999 and February 12, 2000 inclusive.

In addition to timing requirements, the advance notice provisions of the By-laws contain informational content requirements which must also be met. A copy of the By-Law provisions governing these timing procedures and content requirements may be obtained by writing to the Secretary of the Company.

If the presiding officer of the Annual Meeting of Stockholders determines that business, or a nomination, was not brought before the meeting in accordance with the By-Law provisions such business shall not be transacted or such defective nomination shall not be accepted.

DISCRETIONARY VOTING

As of the date of this Proxy Statement, the Board of Directors and management know of no other matters to be brought before the meeting in addition to those described herein. Should any other matters properly come before the meeting which calls for vote of the stockholders, the persons named in the accompanying Proxy will have discretionary authority to vote all Proxies with respect to such matters in accordance with their best judgment.

                                            By Order of the Board of Directors
                                            KENNETH A. IVERSON,
                                            Vice President and Secretary

March 31, 1999

[RECYCLE LOGO]        RECYCLED PAPER WITH A MINIMUM
                      OF 10% POST CONSUMER WASTE.

                                     P R O X Y
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                     ECOLAB INC.

                            ANNUAL MEETING OF STOCKHOLDERS
                                     MAY 14, 1999

The undersigned hereby appoints Allan L. Schuman and Kenneth A. Iverson, or either of them, with full power of substitution to each as proxies to represent the undersigned at the Annual Meeting of Stockholders of Ecolab Inc., to be held in the McKnight Theater of the Ordway Music Theater, 345 Washington Street, St. Paul, Minnesota on Friday, May 14, 1999 at 10:00 a.m. and at any adjournment(s) thereof, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting as directed below with respect to the proposals as set forth in the Proxy Statement, and in their discretion, upon any other matters that may properly come before the meeting.

Nominees for election to Board of Directors:
1.  James Howard   2.  Jerry Levin   3.  Reuben Richards   4.  Richard Schall
5.  Roland Schulz

You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The tabulator cannot vote your shares unless you sign and return this card, or you use the telephone or internet voting systems.

                                    SEE REVERSE SIDE

/X/ Please mark your votes as in this example.

Unless you indicate otherwise, this proxy will be voted in accordance with the Board of Directors' recommendations.
--------------------------------------------------------------------------------
Directors recommend a vote FOR all Nominees and FOR Proposals 2, 3 and 4.
--------------------------------------------------------------------------------
                                    FOR      WITHHELD
1. Election of 5 Directors.         / /        / /
   (see reverse)

For all except the following nominee(s):

---------------------------------------

                               FOR          AGAINST             ABSTAIN
2. Amend and Restate 1997      / /            / /                 / /
     Stock Incentive Plan.


                               FOR          AGAINST             ABSTAIN
3. Adopt Management            / /            / /                 / /
    Performance Incentive
    Plan.

                               FOR          AGAINST             ABSTAIN
4. Ratify appointment of       / /            / /                 / /
    independent accountants.

Please sign name(s) exactly as printed hereon. Joint owners should each sign. In signing as attorney, administrator, executor, guardian or trustee, please give full title as such.


---------------------------------------------------------


---------------------------------------------------------
SIGNATURE(S)                                 DATE





                         ECOLAB ANNUAL MEETING - MAY 14, 1999

       Now Offering Telephone or Internet Voting Services--Fast and Convenient!

VOTE BY TELEPHONE (1-800-652-8683)
- Shareholders from the United States, Canada, Puerto Rico, and the U.S. Virgin Islands may call toll-free 1-800-652-8683 (1-800-OK2-VOTE).
- Shareholders from other locations may dial 201-324-0377; these shareholders must bear the normal cost of international telephone charges to use the telephone voting service.
-    Follow the simple recorded instructions.
- When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

VOTE BY INTERNET (www.vote-by-net.com)
-    Shareholders with Internet access may go to http://www.vote-by-net.com.
-    Follow the simple recorded instructions.
- When prompted for your "Voter Control Number," enter the series of numbers printed in the box above using your touch-tone telephone.

Telephone or Internet voting authorizes the named proxies to represent you at the meeting in the same manner as if you completed, signed, dated and mailed your proxy card.

          IF YOU VOTE BY TELEPHONE OR INTERENT, DO NOT MAIL YOUR PROXY CARD.

                                     ECOLAB INC.
                              1997 STOCK INCENTIVE PLAN
                    (AS AMENDED AND RESTATED AS OF MAY 14, 1999)


1.   PURPOSE OF PLAN.

     The purpose of the Ecolab Inc. 1997 Stock Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain persons of ability to perform services for the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.   DEFINITIONS.

     The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1  "BOARD" means the Board of Directors of the Company.

     2.2 "BROKER EXERCISE NOTICE" means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer or their nominee.

     2.3 "CAUSE" means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature,
(iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant's overall duties, or (iv) any material breach of any employment, service, confidentiality or noncompete agreement entered into with the Company or any Subsidiary.

     2.4 "CHANGE IN CONTROL" means an event described in Section 11.1 of the Plan.

     2.5  "CODE" means the Internal Revenue Code of 1986, as amended.

     2.6 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

     2.7 "COMMON STOCK" means the common stock of the Company, par value $1.00 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

     2.8 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

     2.9 "ELIGIBLE RECIPIENTS" means all employees (including, without limitation, officers and directors who are also employees) of the Company or any Subsidiary and any non-employee consultants and advisors of the Company or any Subsidiary.

     2.10  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     2.11 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) the mean between the reported high and low sale prices of the Common Stock as quoted in the WALL STREET JOURNAL reports of the New York Stock Exchange - Composite Transactions.

     2.12 "INCENTIVE AWARD" means an Option, Restricted Stock Award or Performance Stock Award granted to an Eligible Recipient pursuant to the Plan.

     2.13 "INCENTIVE STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an "incentive stock option" within the meaning of Section 422 of the Code.

     2.14 "NON-STATUTORY STOCK OPTION" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

     2.15 "OPTION" means an Incentive Stock Option or a Non-Statutory Stock Option.

     2.16 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

     2.17 "PERFORMANCE STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan.

     2.18 "PREVIOUSLY ACQUIRED SHARES" means shares of Common Stock that are already owned by the Participant or, with respect to any Incentive Award, that are to be issued upon the grant, exercise or vesting of such Incentive Award.

     2.19 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 7 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 7.

     2.20 "RETIREMENT" means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that, if the Participant is not covered by the Company's defined benefit pension plan, attainment of the necessary age and length of service for immediate benefit commencement shall, for purposes of the Plan, be determined as to the Participant as if such Participant had been covered by such plan and had been credited with continuous (vesting) service pursuant to such plan rules (a) for the period of service such Participant was in the employ of the Company and any Subsidiary, and (b) with respect to a Participant who was in the employ of a corporation or other organization whose business was acquired by the Company or any Subsidiary, if (and only to the extent) specifically provided by the Committee, for the period of service such Participant was in the employ of such corporation or other organization prior to such acquisition).

     2.21  "SECURITIES ACT" means the Securities Act of 1933, as amended.

     2.22 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     2.23 "TAX DATE" means the date any withholding tax obligation arises under the Code for a Participant with respect to an Incentive Award.

3.   PLAN ADMINISTRATION.

     3.1 THE COMMITTEE. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are "non-employee directors" within the meaning of Rule 16b-3 under the Exchange Act and, if the Board so determines in its sole discretion, who are "outside directors" within the meaning of Section 162(m) of the Code. Such a committee, if established, will act by majority approval of the members (unanimous approval with respect to action by written consent), and a majority
of the members of such a committee will constitute a quorum.    As used in the
Plan, "Committee" will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the

Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Incentive Award granted under the Plan.

     3.2  AUTHORITY OF THE COMMITTEE.

          (a) In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Incentive Awards as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following:
     (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which Incentive Awards will vest or become exercisable and whether Incentive Awards will be granted in tandem with other Incentive Awards) and the form of written agreement, if any, evidencing such Incentive Award; (iii) the time or times when Incentive Awards will be granted; (iv) the duration of each Incentive Award; and (v) the restrictions and other conditions to which the payment or vesting of Incentive Awards may be subject. In addition, the Committee will have the authority under the Plan in its sole discretion to pay the economic value of any Incentive Award in the form of cash, Common Stock or any combination of both.

          (b) The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Incentive Award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Incentive Award, extend the term of an Incentive Award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an Incentive Award, accept the surrender of any outstanding Incentive Award or, to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however that the amended or modified terms are permitted by the Plan as then in effect, that no amendment or modification of an outstanding Incentive Award (other than as may be required pursuant to Section 4.3 of the Plan) may decrease the per share exercise price of an Option below the Fair Market Value of the Common Stock on the date of grant, and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification.

          (c) In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Incentive Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the vesting criteria of any outstanding Incentive Award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division or other subunit thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.   SHARES AVAILABLE FOR ISSUANCE.

     4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 12,000,000 shares of Common Stock. Notwithstanding any other provisions of the Plan to the contrary, no Participant in the Plan may be granted any Options or any other Incentive Awards with a value based solely on an increase in the value of the Common Stock after the date of grant, relating to more than 2,500,000 shares of Common Stock in the aggregate during any 48- month period (subject to adjustment as provided in Section 4.3 of the Plan). The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

     4.2 ACCOUNTING FOR INCENTIVE AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Incentive Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Incentive Award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of Common Stock that are subject to an Incentive Award that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares of Common Stock that constitute the forfeited portion of a Restricted Stock Award, however, will not become available for further issuance under the Plan.

     4.3 ADJUSTMENTS TO SHARES AND INCENTIVE AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, (a) the number and kind of securities or other property (including cash) subject to outstanding Incentive Awards, and (b) the exercise price of outstanding Options.

5.   PARTICIPATION.

     Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Incentive Awards, singly or in combination or in tandem with other Incentive Awards, as may be determined by the Committee in its sole discretion. Incentive Awards will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.   OPTIONS.

     6.1 GRANT. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an "incentive stock option" for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

     6.2 EXERCISE PRICE. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant, provided that such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant.

     6.3 EXERCISABILITY AND DURATION. An Option will become exercisable at such times and in such installments and upon such terms and conditions as may be determined by the Committee in its sole discretion at the time of grant (including without limitation that (i) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period, (ii) the Participant comply with certain requirements, (iii) the Participant, the Company or any division or subunit thereof, satisfy certain performance goals or criteria or (iv) the Common Stock satisfy certain performance goals or criteria); provided, however, that no Option may be exercisable prior to six months (other than as provided in Section 9.1 of the Plan) or after 10 years from its date of grant.

     6.4 PAYMENT OF EXERCISE PRICE. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order);

provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, by tender (through actual delivery or attestation) of Previously Acquired Shares or by a combination of such methods.

     6.5 MANNER OF EXERCISE. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company at its principal executive office in St. Paul, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

7.   RESTRICTED STOCK AWARDS.

     7.1 GRANT. An Eligible Recipient may be granted one or more Restricted Stock Awards under the Plan, and such Restricted Stock Awards will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Restricted Stock Awards as it deems appropriate, including, without limitation, that (i) the Participant remain in the continuous employ or service of the Company or a Subsidiary for a certain period; (ii) the Participant comply with certain requirements; (iii) the Participant or the Company (or any Subsidiary or division or other subunit thereof) satisfy certain performance goals or criteria; or (iv) the Common Stock satisfy certain performance goals or criteria, provided, however, that other than as provided in Section 9.1 of the Plan, no Restricted Stock Award may vest prior to six months from its date of grant.

     7.2 RIGHTS AS A STOCKHOLDER; TRANSFERABILITY. Except as provided in Sections 7.1, 7.3, 7.4 and 12.3 of the Plan, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Restricted Stock Award under this Section 7 upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock.

     7.3 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (other than regular quarterly cash dividends) paid with respect to shares of Common Stock subject to the unvested portion of a Restricted Stock Award will be subject to the same restrictions as the shares to which such dividends or distributions relate. The Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions. The Committee, in an agreement evidencing a Restricted Stock Award, may require that, unless the Participant elects otherwise, regular quarterly cash dividends paid with respect to shares of Common Stock subject to a portion of the Restricted Stock Award that has not vested will be reinvested (and in such case

Participants hereby consent to such reinvestment) in shares of Common Stock pursuant and in accordance with the Company's regular dividend reinvestment plan.

     7.4 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 7, the Committee may place a legend on the stock certificates referring to such restrictions and may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company's transfer agent.

8.   PERFORMANCE STOCK AWARDS.

     An Eligible Recipient may be granted one or more Performance Stock Awards under the Plan, and such Performance Stock Awards will be subject to such terms and conditions, if any, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Participant will have all voting, dividend, liquidation and other rights with respect to the shares of Common Stock issued to a Participant as a Performance Stock Award under this Section 8 upon the Participant becoming the holder of record of such shares; provided, however, that the Committee may impose such restrictions on the assignment or transfer of a Performance Stock Award as it deems appropriate, and may enforce such restrictions by any or all of the methods set forth in
Section 7.4 of the Plan.

9.   EFFECT OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

     9.1 TERMINATION OF EMPLOYMENT DUE TO DEATH OR DISABILITY. In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death or Disability:

          (a) All outstanding Options then held by the Participant will become immediately exercisable in full and will remain exercisable for a period of five years after such termination (but in no event after the expiration date of any such Option);

          (b) All Restricted Stock Awards then held by the Participant will become fully vested; and

          (c) Any assignment or transfer restrictions with respect to Performance Stock Awards will lapse.

     9.2 TERMINATION OF EMPLOYMENT DUE TO RETIREMENT. Subject to Section 9.6 of the Plan, in the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of Retirement:

          (a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of five years after such termination (but in no event after the expiration date of any such Option). Options not exercisable as of such Retirement will be forfeited and terminate.

          (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

          (c) Any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards.

     9.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT. Subject to Section 9.6 of the Plan, in the event a Participant's employment is terminated with the Company and all Subsidiaries for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary):

          (a) All outstanding Options then held by the Participant will, to the extent exercisable as of such termination, remain exercisable in full for a period of three months after such termination (but in no event after the expiration date of any such option). Options not exercisable as of such termination will be forfeited and terminate.

          (b) All Restricted Stock Awards then held by the Participant that have not vested as of such termination will be terminated and forfeited; and

          (c) Any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards.

     9.4 TERMINATION OF SERVICE AS A NON-EMPLOYEE CONSULTANT OR ADVISOR. In the event a Participant's service as a non-employee consultant or advisor is terminated with the Company and all Subsidiaries for any reason, or a Participant is in the service of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the service of the Company or another Subsidiary), all rights of the Participant under the Plan and any agreements evidencing an Incentive Award will immediately terminate without notice of any kind, and (i) no Options then held by the Participant will thereafter be exercisable, (ii) all Restricted Stock Awards then held by the Participant that have not vested will be terminated and forfeited, and (iii) any assignment or transfer restrictions with respect to Performance Stock Awards that have not lapsed will continue in effect in accordance with their terms unless otherwise provided in the agreement evidencing such Performance Stock Awards; provided, however, that if such termination is due to any reason other than termination by the Company or any Subsidiary for Cause (as defined in Section 2.3 of the Plan), all outstanding Options then held by such Participant will remain exercisable to the extent exercisable as of such termination for a period of three months after such termination (but in no event after the expiration date of any such Option).

     9.5 MODIFICATION OF RIGHTS UPON TERMINATION. Notwithstanding the other provisions of this Section 9, upon a Participant's termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or other service, and Restricted Stock Awards and Performance Stock Awards then held by such Participant to vest and/or continue to vest or become free of transfer restrictions, as the case may be, following such termination of employment or other service, in each case in the manner determined by the Committee; provided, however, that (a) no Incentive Award will become exercisable or vest prior to six months from its date of grant (unless such exercisability or vesting is by reason of death or Disability), and (b) no Incentive Award may remain exercisable or continue to vest for more than two years beyond the date such Incentive Award would have terminated if not for the provisions of this Section 9.5 but in no event beyond its expiration date.

     9.6 EFFECTS OF ACTIONS CONSTITUTING CAUSE. Notwithstanding anything in the Plan to the contrary, in the event that a Participant is determined by the Committee, acting in its sole discretion, to have committed any action which would constitute Cause as defined in Section 2.3, irrespective of whether such action or the Committee's determination occurs before or after termination of such Participant's employment or other service with the Company or any Subsidiary, all rights of the Participant under the Plan and any agreements evidencing an Incentive Award then held by the Participant shall terminate and be forfeited without notice of any kind.

     9.7  DETERMINATION OF TERMINATION OF EMPLOYMENT OR OTHER SERVICE.

          (a) The change in a Participant's status from that of an employee of the Company or any Subsidiary to that of a non-employee consultant or advisor of the Company or any Subsidiary will, for purposes of the Plan, be deemed to result in a termination of such Participant's employment with the Company and its Subsidiaries, unless the Committee otherwise determines in its sole discretion.

          (b) The change in a Participant's status from that of a non-employee consultant or advisor of the Company or any Subsidiary to that of an employee of the Company or any Subsidiary will not, for purposes of the Plan, be deemed to result in a termination of such Participant's service as a non-employee consultant or advisor with the Company and its Subsidiaries, and such Participant will thereafter be deemed to be an employee of the Company or its Subsidiaries until such Participant's employment is terminated, in which event such Participant will be governed by the provisions of this Plan relating to termination of employment.

          (c) Unless the Committee otherwise determines in its sole discretion, a Participant's employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment, as determined by the Committee in its sole discretion based upon such records.

10.  PAYMENT OF WITHHOLDING TAXES.

     10.1 GENERAL RULES. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Incentive Award.

     10.2 SPECIAL RULES. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 10.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a combination of such methods.

11.  CHANGE IN CONTROL.

     11.1 CHANGE IN CONTROL. For purposes of this Section 11, a "Change in Control" of the Company will mean the following:

          (a) Any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes, including pursuant to a tender or exchange offer for shares of Common Stock pursuant to which purchases are made, the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities, other than in a transaction arranged or approved by the Board prior to its occurrence; provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 34% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not any or all of such beneficial ownership is obtained in a transaction arranged or approved by the Board prior to its occurrence, and other than in a transaction in which such person will have executed a written agreement with the Company (and approved by the Board) on or prior to the date on which such person becomes the beneficial owner of 25% or more of the combined voting power of the Company's then outstanding securities, which agreement imposes one or more limitations on the amount of such person's beneficial ownership of shares of Common Stock, if, and so long as, such agreement (or any amendment thereto approved by the Board provided that no such amendment will cure any prior breach of such agreement or any amendment thereto) continues to be binding on such person and such person is in compliance (as determined by the Board in its sole discretion) with the terms of such agreement (including such amendment); provided, however, that if any such person will become the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities, a Change in Control will be deemed to occur whether or not such beneficial ownership was held in compliance with such a binding agreement.

          (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction which would constitute a Change in Control pursuant to this Section 11.1) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.

          (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires a percentage of the combined voting power of the Company's then outstanding securities which would constitute a Change in Control pursuant to Section 11.1 above. In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), Section 4.3 of the Plan will apply.

          (d) The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     11.2 ACCELERATION OF VESTING. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, (a) all Options that have been outstanding for at least six months will become immediately exercisable in full and will remain exercisable in accordance with their terms; (b) all outstanding Restricted Stock Awards that have been outstanding for at least six months will become immediately fully vested and non-forfeitable; and (c) any transfer restrictions with respect to Performance Stock Awards will lapse.

     11.3 CASH PAYMENT FOR OPTIONS. If a Change in Control of the Company occurs, then the Committee, if approved by the Committee in its sole discretion either in an agreement evidencing an Incentive Award at the time of grant or at any time after the grant of an Incentive Award, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Options will receive, with respect to some or all of the shares of Common Stock subject to such Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

     11.4 LIMITATION ON CHANGE IN CONTROL PAYMENTS. Notwithstanding anything in Section 11.2 or 11.3 of the Plan to the contrary, if, with respect to a Participant, any of the payments to be made in connection with Section 11.2 or
11.3 of the Plan, together with any other payments or benefits which a Participant has the right to receive from the Company or any corporation which is a member of an "affiliated group" (as defined in section 1504(a) of the Code without regard to section 1504(b) of the Code) of which the Company is a member, constitute an "excess parachute payment" (as defined in section 280G(b) of the Code), the payments to be made in connection with Section 11.2 or 11.3 of the Plan shall be reduced to the extent necessary to prevent any portion of such payments or benefits from becoming subject to the excise tax imposed under section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that "payments" under such agreement or otherwise will be reduced, that such payments will not be reduced or that the Participant will have the discretion to determine which "payments" will be reduced), then this Section 11.4 will not apply, and any "payments" to a Participant pursuant to Section 11.2 or 11.3 of the Plan will be treated as "payments" arising under such separate agreement.

12.  RIGHTS OF ELIGIBLE RECIPIENTS AND PARTICIPANTS; TRANSFERABILITY.

     12.1 EMPLOYMENT OR OTHER SERVICE. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or Other Service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or Other Service of the Company or any Subsidiary.

     12.2 RIGHTS AS A STOCKHOLDER. As a holder of Incentive Awards (other than Restricted Stock Awards and Performance Stock Awards), a Participant will have no rights as a stockholder unless and until such Incentive Awards are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Incentive Awards as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion.

     12.3 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Incentive Award prior to the exercise or vesting of such Incentive Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Incentive Award upon such Participant's death, and in the event of a Participant's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 9 of the Plan) may be made by, the Participant's legal representatives, heirs and legatees.

     12.4 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

13.  SECURITIES LAW AND OTHER RESTRICTIONS.

     Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Incentive Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

14.  PLAN AMENDMENT, MODIFICATION AND TERMINATION.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Incentive Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of the New York Stock Exchange. No termination, suspension or amendment of the Plan may adversely affect any outstanding Incentive Award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2, 4.3 and 11 of the Plan.

15.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan is effective, as amended and restated, as of May 14, 1999 or such later date as the Plan is approved by the Company's stockholders and shall apply to Incentive Awards granted on or after such effective date. The Plan will terminate at midnight on June 30, 2005, and may be terminated prior to such time to by Board action, and no Incentive Award will be granted after such termination. Incentive Awards outstanding upon termination of the Plan may continue to be exercised, or become free of restrictions, in accordance with their terms.

16.  MISCELLANEOUS.

     16.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdictions.

     16.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

                                   1999 ECOLAB INC.

                        MANAGEMENT PERFORMANCE INCENTIVE PLAN

1.   PURPOSE OF PLAN.

     The purpose of the 1999 Ecolab Inc. Management Performance Incentive Plan (the "Plan") is to advance the interests of Ecolab Inc. (the "Company") and its stockholders by enabling the Company and its Subsidiaries to attract and retain key executives of outstanding ability, by focusing such key executives on pre-established, objective performance goals and by providing such key executives with opportunities to earn financial rewards based on the achievement of such performance goals. The Plan is intended to constitute a qualified performance-based compensation plan under Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code") and shall be administered and interpreted so as to ensure such compliance.

2.   DEFINITIONS.

     For the purposes of the Plan, the following terms will have the meanings set forth below, unless the context clearly otherwise requires:

     2.1 "AWARD" means a right granted to a Participant pursuant to Section 5 of the Plan to receive a cash payment from the Company (or a Subsidiary) based upon the extent to which the Participant's Performance Goal(s) are achieved during the relevant Performance Period and subject to the Committee's discretion pursuant to Section 3.1.

     2.2  "BOARD" means the Board of Directors of the Company.

     2.3  "CODE" is defined in Section 1 of the Plan.

     2.4  "COMMITTEE" is defined in Section 3 of the Plan.

     2.5  "COMPANY" is defined in Section 1 of the Plan.

     2.6 "COVERED EMPLOYEE" means an individual who with respect to a Performance Period is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

     2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, a determination by the Committee that the Participant is permanently and totally disabled within the meaning of Section 22(e)(3) of the Code.

     2.8 "EXECUTIVE OFFICER" means an executive officer of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

     2.9 "GAAP" means generally accepted accounting principles set forth in the opinions, statements and pronouncements of the Financial Accounting Standards Board, United States (or predecessors or successors thereto or agencies with similar functions), or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination and in any event applied in a manner consistent with the application thereof used in the preparation of the Company's financial statements.

     2.10 "PARTICIPANT" means an Executive Officer of the Company to whom an Award is granted by the Committee under the Plan.

     2.11 "PERFORMANCE GOAL" means a performance objective established by the Committee for a particular Participant for a Performance Period pursuant to
Section 5 of the Plan for the purpose of determining the extent to which an Award has been earned for such Performance Period. Each Performance Goal will consist of (a) "PERFORMANCE CRITERIA," as defined in Section 5.2 of the Plan, which are one or more objectively determinable measures related to individual, business unit or Company performance, and (b) a "PERFORMANCE TARGET," which is the level at which the relevant Performance Criteria must be achieved for purposes of determining whether a cash payment is to be made under an Award, which may be stated as a threshold level below which no payment will be made, a maximum level at or above which full payment will be made and intermediate targets which will result in payment between such threshold and maximum level.

     2.12 "PERFORMANCE PERIOD" means a Plan Year or, for an Executive Officer who is first hired as an Executive Officer after the first day of the Plan Year and who becomes a Participant during the Plan Year, such portion of the Plan Year as determined by the Committee.

     2.13 "PLAN" is defined in Section 1 of the Plan.

     2.14 "PLAN YEAR" means the fiscal year of the Company.

     2.15 "RETIREMENT" means termination of employment at an age and length of service such that the Participant would be eligible to an immediate commencement of benefit payments under the Company's defined benefit pension plan available generally to its employees, whether or not such individual actually elects to commence such payments (provided that if the Participant is not covered by the Company's defined benefit pension plan the Participant will be deemed to be covered by such plan for purposes of this Plan).

     2.16 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company, as determined by the Committee.

3.   PLAN ADMINISTRATION.

     3.1 THE COMMITTEE. The Plan will be administered by a committee appointed by the Board consisting solely of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m)(4)(C)(i) of the Code (the "Committee"). In accordance with and subject to the provisions of the Plan, the Committee will have full authority and discretion with respect to Awards made under the Plan, including without limitation the following: (a) selecting the Executive Officers to be Participants; (b) establishing the terms of each Award; (c) determining the time or times when Awards will be granted; and (d) establishing the restrictions and other conditions to which the payment of Awards may be subject. The Committee will have no authority under the Plan to amend or modify, in any manner, the terms of any outstanding Award; provided, however, that (x) the Committee shall have the authority provided for in Section
3.2 of the Plan; and (y) the Committee shall have the authority to reduce or eliminate the compensation or other economic benefit due pursuant to an Award upon the attainment of one or more Performance Goals included in such Award. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan.

     3.2 ADJUSTMENTS. In the event of (a) any merger, reorganization, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights, offering, extraordinary dividend (including a spin-off) or other similar change affecting the Company's shares,
(b) any purchase, acquisition, sale or disposition of a significant amount of assets other than in the ordinary course of business, or of a significant business, (c) any change resulting from the accounting effects of discontinued operations, extraordinary income or loss, changes in accounting as determined under GAAP, or restatement of earnings or (d) any charge or credit resulting from an item which is classified as "non-recurring," "restructuring," or similar unusual item on the Company's audited annual Statement of Income which, in the case of (a) - (d), results in a change in the components of the calculations of any of the Performance Criteria, as established by the Committee, in each case with respect to the Company or any other entity whose performance is relevant to the achievement of any Performance Goal included in an Award, the Committee (or, if the Company is not the surviving corporation in any such transaction, a committee of the board of directors of the surviving corporation consisting solely of two or more "outside directors" within the meaning of Section 162(m)(4)(C)(i) of the Code) shall, without the consent of any affected Participant, amend or modify the terms of any outstanding Award that includes any Performance Goal based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event or events, such that the criteria for evaluating such financial performance of the Company or such other entity (and the achievement of the corresponding Performance Goal) will be substantially the same (as determined by the Committee or the committee of the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the Committee shall not take any action pursuant to this

Section which would constitute an impermissible exercise of discretion pursuant to Section 162(m) of the Code.

4.   PARTICIPATION.

     The Participants for any Performance Period shall be those Executive Officers who are granted Awards by the Committee under the Plan for such Performance Period.

5.   GRANT OF AWARDS.

     5.1 NATURE OF AWARDS. An Award granted under the Plan shall provide for a cash payment to be made solely on account of the attainment of one or more pre-established, objective Performance Goals included in such Award, subject to the Committee's authority pursuant to Sections 3 and 10 of the Plan.

     5.2 PERFORMANCE CRITERIA. Performance Criteria which the Committee may include in Awards made under the Plan include the following measurements, or changes in such measurements between different Plan Years (or combination thereof) as applied to the Company as a consolidated entity or, except as to Diluted Earnings Per Share, a business division or business or staff unit thereof:

     (a) "DILUTED EARNINGS PER SHARE" ("EPS") means net income (loss) per common share, diluted, as reported in the Company's audited year-end Consolidated Statement of Income ("Statement of Income") for the Plan Year;

     (b) "OPERATING INCOME" means "operating income" as reported or included in the Company's Statement of Income;

     (c) "NET SALES" means "net sales" as reported or included in the Company's Statement of Income;

     (d) "DAYS SALES OUTSTANDING" ("DSO") means the 12 point average of month-end DSO numbers, and month-end DSO numbers shall mean monthly performance for days sales invested in trade accounts receivable, determined by using the "exhaustion method" ;

     (e) "CAPITAL EXPENDITURES" means "capital expenditures" reported or included in the Company's year-end audited Consolidated Statement of Cash Flows for the Plan year;

     (f) "INVENTORY DAYS ON HAND" ("DOH") means, by category of inventory, the average of the 12 month-end DOH numbers, and the month-end DOH numbers shall mean, by category of inventory, (i) inventory on hand at standard cost, divided by (ii) cost of goods at standard cost based on either forecasted requirements or historical shipments;

     (g) "CONTROLLABLE EXPENSES" means expenses under the control of the Participant;

     (h) "RETURN ON BEGINNING EQUITY" means net income (loss) as reported or included in the Company's Statement of Income divided by beginning of the year "shareholders equity" as reported or included in the Company's year-end audited financial statements for the Plan year; and

     (i) "RETURN ON NET ASSETS" means (i) Operating Income, less income taxes at the applicable effective rate, divided by (ii) total assets less cash and cash equivalents, investments is securities and non-interest bearing liabilities as reported or included in the Company's year-end audited financial statements for the Plan year, including footnotes.

     5.3 ESTABLISHMENT OF PERFORMANCE GOALS. Not later than 90 days after the commencement of the Plan Year (or such earlier date as may be required pursuant to Section 162(m) of the Code) the Committee shall determine in writing for each
Participant:

     (a) the Performance Goal(s) for the Participant, including in each case one or more of the Performance Criteria set forth in Section 5.2 of the Plan and the Performance Target for each Performance Criteria;

     (b) if more than one Performance Goal is specified for a Participant, the relative weight assigned to each Performance Goal; and

     (c) the cash award expressed as threshold, maximum and intermediate percentages of the base salary for the Participant for the Performance Period, ranging from 10% to 250% of such base salary to be received by the Participant to the extent such Performance Goals are achieved, provided that the Committee shall also place a maximum dollar amount on such cash award which may not exceed $2.5 million.

     For an Executive Officer who is first hired as an Executive Officer and who becomes a Participant after the first day of the Plan Year, the Performance Goals shall be established by the Committee as set forth in this Section within the time period permitted by Section 162(m) of the Code.

6.   PAYMENT OF AWARDS.

     As soon as practicable after the Committee has received the appropriate financial and other data after the end of a Plan Year, the Committee will for each Participant certify in writing the extent to which the applicable Performance Goals for such Participant have been met and the corresponding amount of the Award earned by such Participant. Payment of each Award in a cash lump sum, less applicable withholding taxes pursuant to Section 8 of the Plan, shall be made as soon as practicable thereafter. Notwithstanding anything in the Plan to the contrary, no payment made pursuant to any Award in respect of any Performance Period shall exceed $2.5 million. If the Committee determines in good faith that there is a reasonable likelihood that any compensation paid or payable to a Participant by the Company or a Subsidiary pursuant to the Plan for a Plan Year would not be deductible by the Company or the Subsidiary solely by reason of the limitation under Section 162(m) of the Code, the Committee may defer all or a portion of the amounts otherwise payable pursuant to the Plan to the extent deemed necessary by the Committee to ensure that the entire amount of any distribution to such Participant is deductible. If so determined by the Committee, such deferred amounts, when paid to the Participant, may be accompanied by interest at a reasonable rate (as determined by the Committee).

7.   EFFECT OF TERMINATION OF EMPLOYMENT.

     7.1 TERMINATION DUE TO DEATH, DISABILITY OR RETIREMENT. In the event a Participant's employment with the Company and all Subsidiaries is terminated by reason of death, Disability or Retirement during a Performance Period, the Participant (or the Participant's estate) (subject to the Committee's discretion as allowed by clause (y) of Section 3.1 of the Plan) shall be paid (pursuant to
Section 6 of the Plan after the completion of the Plan Year) a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant's death, Disability or Retirement, as the case may be, as determined by the Committee.

     7.2  TERMINATION FOR REASONS OTHER THAN DEATH, DISABILITY OR RETIREMENT.
In the event a Participant's employment is terminated with the Company and all Subsidiaries prior to the end of the Performance Period for any reason other than death, Disability or Retirement, or a Participant is in the employ of a Subsidiary and the Subsidiary ceases to be a Subsidiary of the Company (unless the Participant continues in the employ of the Company or another Subsidiary), the Participant's Award for such Performance Period shall be immediately forfeited and the Participant shall have no right to any payment thereafter; provided, however, that under such circumstances the Committee may pay the Participant an amount not to exceed a percentage of the amount earned according to the terms of the Award equal to the portion of the Performance Period through the Participant's termination.

8.   PAYMENT OF WITHHOLDING TAXES.

     The Company is entitled to withhold and deduct from the payment made pursuant to an Award or from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to any payment made pursuant to an Award.

9.   RIGHTS OF ELIGIBLE EXECUTIVE OFFICERS AND PARTICIPANTS; TRANSFERABILITY.

     9.1 EMPLOYMENT. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or otherwise modify the terms and conditions of the employment of any Executive Officer or Participant at any time, nor confer upon any Executive Officer or Participant any right to continue in the employ of the Company or any Subsidiary.

     9.2 RESTRICTIONS ON TRANSFER. Except pursuant to testamentary will or the laws of descent and as otherwise expressly permitted by the Plan, no right or interest of any Participant in an Award will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

     9.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or any Subsidiary or create any limitations on the power or authority of the Board or any committee thereof to adopt such additional or other compensation arrangements as the Board or committee may deem necessary or appropriate.

10.  PLAN AMENDMENT, MODIFICATION AND TERMINATION.

     The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without the approval of the stockholders of the Company if stockholder approval of the amendment is then required for the Plan to continue to be a qualified performance-based compensation plan pursuant to
Section 162(m) of the Code. Any termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Participant.

11.  UNFUNDED, UNSECURED OBLIGATION.

     A Participant's only interest under the Plan shall be the right to receive a cash payment under an Award pursuant to the terms of the Award and the Plan (subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan). No portion of the amount payable to Participants upon the achievement of any Performance Goal therein shall be held by the Company or any Subsidiary in trust or escrow or any other form of asset segregation. To the extent that a participant acquires a right to receive such a cash payment under the Plan, such right shall be no greater than the right of any unsecured, general creditor of the Company.

12.  EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan, as amended and restated, was approved by the Board on February 19, 1999, subject to the approval of the stockholders of the Company as required by Section 162(m) of the Code. No benefits will be granted or amounts will be paid pursuant to the Plan unless and until such approval of the Plan by the stockholders of the Company. The Plan shall be effective for the Plan Year beginning on January 1, 1999 and will remain in effect through and including the Plan Year ending December 31, 2003. The Plan may be terminated at any time by the Board. Any payments pursuant to Awards outstanding upon termination of the Plan may continue to be made in accordance with the terms of the Awards, subject to the authority of the Committee pursuant to Sections 3 and 10 of the Plan.

13.  MISCELLANEOUS.

     13.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the internal, substantive laws of the State of Minnesota, without regard to the conflict of law rules of the State of Minnesota or any other jurisdiction.

     13.2 SUCCESSORS. The Plan will be binding upon and inure to the benefit of the successors of the Company and the Participants.